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                                                                    EXHIBIT 10.5


                        MERCHANT ASSET PURCHASE AGREEMENT

     THIS MERCHANT ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 21st day of December, 2004 by and among UMPQUA BANK, an Oregon state-chartered bank (the "Bank"), UMPQUA HOLDINGS CORPORATION, an Oregon corporation and the sole shareholder of the Bank ("Parent"), and NOVA INFORMATION SYSTEMS, INC., a Georgia corporation ("NOVA").

                             BACKGROUND AND PURPOSE:

     A. The Bank is a party to certain Merchant Agreements with various Merchants, who consist principally of merchants and other providers of goods and services, according to which agreements the Bank has agreed to provide certain services in connection with the Bank's Merchant Business.

     B. The Bank wishes to sell and transfer to NOVA all of its rights under the Merchant Agreements, and the Bank wishes to sell and transfer to NOVA certain other assets utilized in connection with the Merchant Business, and NOVA is willing to accept such rights and assets and to assume certain obligations in connection with the Merchant Business. The parties hereto are willing and able, additionally, to undertake and perform certain other obligations pursuant to and in connection with this Agreement, subject to the terms and conditions hereof.

                                  THE AGREEMENT

     NOW, THEREFORE, in consideration of the premises, the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Bank, Parent and NOVA hereby agree, on the terms and conditions herein set forth, as follows:

     The capitalized terms used herein shall have the meaning ascribed to such terms in Section 12.1 hereof unless otherwise defined herein.

                                   ARTICLE I

                     ASSETS SOLD; ASSUMPTION OF LIABILITIES

     1.1 SALE AND PURCHASE. On the terms and subject to the conditions set forth in this Agreement, and effective as of the Closing Date (the "Effective Date"), the Bank hereby sells, transfers and assigns to NOVA and NOVA hereby purchases and accepts from the Bank, all right and title to, and interest of the Bank in, all of the Bank's assets and interests, both tangible and intangible, accrued or contingent, used, useful, or arising in the conduct of the Merchant Business, directly or indirectly, in existence on the date hereof and on and after the Effective Date (other than the Excluded Assets), including the following properties and assets (collectively, the "Assets Sold"):

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          (a) all rights and interests of the Bank in and to the Merchants
     (under the Merchant Agreements and otherwise) arising on or after the Effective Date, and all pertinent books, records and documents relating to such Merchant Agreements (as further specified in Section 1.5 hereof);

          (b) the Equipment (and any rentals and leases related thereto) and related revenues accruing on or after the Effective Date;

          (c) the Inventory;

          (d) all rights and interests under any guarantees executed in connection with the Merchant Agreements;

          (e) all claims and causes of action of the Bank or Parent, whether known or unknown, relating to the Merchant Business; and

          (f) the goodwill, intangible assets and value of the Merchant Business as a going concern, to the extent any such value exists.

     1.2 TRANSFER AND ASSUMPTION OF ASSETS SOLD AND ASSUMED LIABILITIES. Effective upon the Effective Date, NOVA shall by the Bill of Sale and Assignment and Assumption Agreement in the form attached hereto as Exhibit 1.2 acquire title to the Assets Sold and assume and agree to pay and discharge when due the Assumed Liabilities. In addition to the Bill of Sale and Assignment and Assumption Agreement, the sale, conveyance, transfer, assignment and delivery of the Assets Sold by the Bank to NOVA shall be effected by such deeds, bills of sale, endorsements, assignments, transfers and other instruments of transfer and conveyance in such form, including warranties of title (collectively, "Transfer Documents"), as NOVA may reasonably request, including such Transfer Documents as NOVA may reasonably request at and after the Transition Date.

     1.3 LIABILITIES. It is understood and agreed that, except to the extent that any of the following constitute Assumed Liabilities, NOVA shall not assume or become liable for the payment of any debts, liabilities, losses, Credit Losses, chargebacks, accounts payable, bank indebtedness, mortgages, or other obligations of the Bank or any Merchant or any Agent Bank, whether the same are known or unknown, now existing or hereafter arising, of whatever nature or character, whether absolute or contingent, liquidated or disputed.

     1.4 CONSENT AND ASSIGNMENT.

          (a) The Bank, in cooperation with NOVA, from and after the date hereof and during the Transition Period, shall use its best efforts to obtain, in such manner and to such extent as NOVA may reasonably specify, (i) the agreement of the Merchants to the continuation of business with NOVA under the Merchant Agreements, all as contemplated by this Agreement, (ii) the consent of the Merchants to NOVA's conversion of such Merchants to such clearing bank and merchant accounting system as NOVA may specify, and (iii) the consent of the Merchants to NOVA's conversion of such Merchants to NOVA's network, all on such terms as are satisfactory to NOVA.


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          (b) Without limiting the generality of the foregoing, promptly following the Closing, the Bank shall cause to be delivered to each of the Merchants a notice, in a form specified by NOVA, of the assignment by the Bank, effective as of the Effective Date, of all rights in and to said Merchant Agreements to NOVA. In NOVA's discretion, such notice may inform each Merchant of NOVA's intention to convert the Merchant to NOVA's network, as well as to a clearing bank and merchant accounting system designated by NOVA.

     1.5 BOOKS AND RECORDS.

          (a) As soon after the Closing Date as is practicable, and in no event later than the conclusion of the Transition Period, the Bank shall cause to be delivered to NOVA the originals or, in the event the Bank is entitled to keep the originals pursuant to this Section 1.5, copies of all books, records and documents of the Bank relating to the Assets Sold; provided, however, that in no event shall such books, records and documents include corporate books or records involving operations other than the Merchant Business, and further provided that the Bank may retain the originals or copies of such documents other than the Merchant Agreements as may be reasonably necessary to the Bank's business. In addition, the Bank shall, at its expense, provide or cause to be provided to NOVA all information related to the Merchant Business that is in intangible (i.e., computer-readable) form, including information necessary or desirable for the transfer of clearing bank responsibilities contemplated by Section 3.5(b) (for example, a Merchant Master File Dump in ASCII format). In each case, however, the books and records relating to the Assets Sold for the period prior to the Closing Date, wherever located, that are held by a party hereto or under the control of a party hereto (the "Inspected Party") shall be open for inspection by the other party, and such other party's authorized agents and representatives and regulators may, at such other party's own expense, make such copies of any excerpts from such books, records and documents as it shall reasonably deem necessary; provided, however, that any such inspection: (i) shall be conducted during normal business hours from time to time reasonably established by the Inspected Party; (ii) shall, if the Inspected Party so requests, be conducted in the presence of an officer or designated representative of the Inspected Party; and (iii) shall be conducted in accordance with reasonable security programs and procedures from time to time established by the Inspected Party, including such confidentiality agreements as the Inspected Party may reasonably request.

          (b) All books and records relating to the Assets Sold shall be maintained by NOVA, or the Bank, as the case may be, for a period of three
     (3) years after the Closing Date, unless the parties shall, applicable law permitting, agree upon a shorter period; provided, however, that in the event that, as of the end of such period, any taxable year of NOVA or the Bank is still under examination or open for examination by any taxing authority and that party has given notice of that fact to the other party, such books and records shall be maintained (or, alternatively, delivered by the Inspected Party to the other party) until the date, determined reasonably and in good faith, specified for maintenance of such records in such notice. Prior to the destruction of any books and records relating to the Assets Sold, the party in possession of such books and records shall offer them to the other party hereto. Pursuant to the above, the Bank specifically


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     agrees to make available to NOVA, and promptly deliver to NOVA at NOVA's request, any historical records of Merchant sales and monthly statements.

                                   ARTICLE II

                     CONSIDERATION FOR ASSETS SOLD; CLOSING

     2.1 PURCHASE PRICE. As consideration for the Assets Sold, NOVA shall pay an aggregate purchase price of Five Million Eight Hundred Seventy-Five Thousand and No/100 Dollars ($5,875,000.00), payable at the Closing by wire transfer of immediately available funds to an account that is designated in writing by the Bank no later than three (3) days prior to the Closing Date.

     2.2 CLOSING. Subject to the satisfaction or waiver of the conditions set forth herein, the consummation of the purchase and sale of the Assets Sold and the assumption of the Assumed Liabilities (the "Closing") shall take place on December 21, 2004 at 10:00 a.m. (Atlanta, Georgia time) or on such other date at such other time as the parties shall agree in writing (the "Closing Date"), to be effective as of the Effective Date, and shall take place through the execution and exchange, via facsimile transmission, of this Agreement, the other Operative Documents and the other documents and agreements herein contemplated. The parties acknowledge and agree that upon mutual exchange and receipt of signature pages via facsimile, and upon receipt by the Bank of the purchase price herein contemplated, this Agreement and the other documents and instruments delivered in connection herewith shall be deemed effective, and the transactions hereby contemplated shall be deemed consummated, notwithstanding any party's failure or refusal to deliver original (i.e. non-facsimile) signature pages.

                                  ARTICLE III

                                TRANSITION PERIOD

     3.1 ORDERLY TRANSITION. The Bank covenants and agrees to use commercially reasonable efforts, as reasonably instructed by NOVA, to effect an orderly transition of the Merchant Business during the Transition Period in respect of the Assets Sold and the Assumed Liabilities, including fulfilling its obligations under Section 1.4 hereof. In order to further such purpose, the Bank agrees that during the Transition Period it shall execute such documents as are reasonably deemed necessary or convenient by NOVA, including documents as may be appropriate to cause the BIN and ICA numbers owned by the Bank in connection with the Merchant Business to be transferred to such "Principal Member" of the Credit Card Associations as may be designated by NOVA, to evidence the agreements referred to in, and transactions contemplated by, this Agreement, consistent with the rules and regulations of the Credit Card Associations and NOVA's practices and procedures. In connection with the activities contemplated by this Article III, NOVA shall replace Equipment held by Merchants that is not compatible with the NOVA networks, as necessary, at its expense.


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     3.2 SERVICES DURING THE TRANSITION PERIOD.

          (a) During the Transition Period, the Bank shall perform on behalf of and for the account of NOVA at the same location(s) presently used to conduct the Merchant Business all of the services performed by the Bank in connection with the Merchant Business prior to the Closing Date. The Bank shall perform such services substantially in the same manner and with no less than the same degree of care as performed in connection with the Merchant Business prior to the Closing Date, and shall otherwise perform such services in accordance with such performance standards, including underwriting guidelines, as are specified by NOVA. In performing such services, the Bank shall follow the reasonable instructions of NOVA. During the Transition Period, NOVA and the Bank agree to cooperate, in good faith, in effecting the BIN reconciliation provisions and procedures set forth on
     Schedule 3.2(a) attached hereto.

          (b) Without limiting the generality of the foregoing, during the Transition Period, the Bank shall continue to provide credit to Merchants under the same terms and conditions and in the same time frame as presently provided. In addition, the Bank shall, from time to time at NOVA's request, use its commercially reasonable efforts to assist NOVA in procuring executed Merchant Agreements from those Merchants set forth on Schedule 6.7(b).

          (c) During the Transition Period, and in performing services hereunder, the Bank shall comply in all respects with the rules and regulations of the Credit Card Associations and the EFT Networks, and shall not take, or fail to take, any actions with respect to the Merchant Business which would constitute a violation of such rules and regulations.

          (d) NOVA shall reimburse the Bank for direct, out-of-pocket, expenses incurred by the Bank during the Transition Period that are related to the conversion and transitional activities described in this Article III and the continued conduct of the Merchant Business during the Transition Period (collectively, "Transition Expenses") according to and in the amounts set forth on Schedule 3.2(d). All reimbursements hereunder shall be made within fourteen (14) days following NOVA's receipt from the Bank of written evidence, reasonably satisfactory to NOVA, detailing the amount of the reimbursement due pursuant to this Section 3.2(d).

     3.3 REVENUE DURING THE TRANSITION PERIOD. In performing services during the Transition Period on behalf of and for the account of NOVA, the Bank shall, beginning on the Effective Date and continuing throughout the Transition Period, on behalf of and for the account of NOVA, collect revenue generated by the Merchant Business (collectively, "Revenue"). The Bank acknowledges and agrees that it will not deduct any Transition Expenses from the Revenue; rather, such Transition Expenses shall separately be reimbursed by NOVA pursuant to and in accordance with Section 3.2(d) hereof. In connection with the Transition Period, the Bank shall pay to NOVA monthly (by the 10th day of each month) Revenue for
(i) all original sales transactions generated pursuant to the Assets Sold and occurring on or after the Effective Date, and (ii) all the other revenue generated by the Assets Sold and occurring on or after the Effective Date. At the time of each such payment, the Bank shall also furnish to NOVA a certificate of an


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authorized financial officer certifying the amount due to NOVA and showing the calculation thereof in such reasonable detail as NOVA may request.

     3.4 EMPLOYEES. During the Transition Period, the Bank shall use all reasonable efforts to ensure that the employees utilized in the Merchant Business on and prior to the date hereof by the Bank will continue in the employ of the Bank, performing the duties relating to the Merchant Business theretofore performed by it, as reasonably instructed by NOVA during the Transition Period. Further, the Bank shall use all reasonable efforts to provide adequate and appropriate skilled staffing in connection with the operation of the Merchant Business during the Transition Period.

     3.5 CLEARING BANK ARRANGEMENT.

          (a) In order to permit an orderly transition of the processing of Credit Card and Debit Card transactions, during the Transition Period, the Bank shall continue to act as a clearing bank for NOVA with respect to Credit Card and Debit Card transactions processed under the Merchant Agreements, all in accordance with the rules and regulations of the Credit Card Associations and the EFT Networks, for a period of time ending not later than the Transition Date.

          (b) At the request of NOVA, the Bank shall execute appropriate documents to evidence the transfer of the clearing bank responsibilities under the Merchant Agreements to the person designated by NOVA to effect such transfer. In addition, the Bank shall render such other necessary assistance as NOVA may reasonably request.

     3.6 EXTENSION OF TRANSITION PERIOD. The Transition Period may be extended upon the mutual agreement of the parties, and in such event, the parties shall continue to comply with their obligations under this Article III for such extended period.

                                   ARTICLE IV

                  CERTAIN COVENANTS AND AGREEMENTS OF THE BANK

     4.1 TRANSFER TAXES. All sales or transfer taxes, including stock transfer taxes, document recording fees, real property transfer taxes, and excise taxes, arising out of or in connection with the consummation of the transactions contemplated hereby, if any, shall be paid by the Bank.

     4.2 CONFIDENTIALITY OF INFORMATION. On and after the date hereof, the Bank and its officers, employees, agents and representatives shall treat all information, books and records, originals or copies of books or records which are retained or obtained by it pursuant to Section 1.5, and all information learned or obtained about NOVA's business or relating to the Merchant Business, as confidential and will not disclose such information to third parties except as required by law, as needed in connection with a lawsuit, claim, litigation or other proceeding or in connection with tax or regulatory matters and except to the extent that such information is already in the public domain, or subsequently enters the public domain, other than as a result of the breach of the Bank's obligations under this Section 4.2. The Bank and its officers, employees, agents and representatives shall not use the information described in this Section 4.2


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in any manner that might reasonably be anticipated to adversely affect the
Merchant Business or NOVA's relations with Merchants or other persons or entities. The covenants contained in this Section 4.2 shall survive for a period of five (5) years after the date hereof.

     4.3 NOTICE OF BREACH OR POTENTIAL BREACH. The Bank shall promptly notify NOVA of any change, circumstance or event which may prevent the Bank from complying with any of its obligations hereunder.

     4.4 FURTHER ASSURANCES. On and after the Closing Date, the Bank shall (i) give such further assurances to NOVA and execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as NOVA may reasonably request to effectuate the transactions contemplated by this Agreement, including the transfer of the Assets Sold and assumption of the Assumed Liabilities, and (ii) use all reasonable efforts to assist NOVA in the orderly transition referred to in Article III.

     4.5 COLLECTIONS. The Bank shall use all reasonable efforts after the Transition Date to assist NOVA, at NOVA's request, in processing amounts in respect of any chargeback or other Credit Loss received or identified in connection with the Merchant Business and relating to or arising out of any original sales transaction occurring on or after the Effective Date. NOVA shall be responsible for all costs and expenses relating to such collection efforts, including costs and expenses of collection letters, litigation, arbitration proceedings and similar actions. Without limiting the foregoing, the Bank agrees, if requested by NOVA, to continue processing such chargebacks through the Bank's BIN and ICA for up to 180 days after the Transition Date.

                                   ARTICLE V

                    CERTAIN COVENANTS AND AGREEMENTS OF NOVA

     5.1 CONFIDENTIALITY OF INFORMATION. On and after the date hereof, NOVA and its officers, employees, agents and representatives shall treat all information learned, or obtained prior to the date of this Agreement or during the Transition Period about the Bank's businesses, other than the Merchant Business, as confidential and will not disclose such information to third parties except as required by law, as needed in connection with a lawsuit, claim, litigation or other proceeding or in connection with tax or regulatory matters and except to the extent that such information is already in the public domain, or subsequently enters the public domain, other than as a result of the breach of NOVA's obligations under this Section 5.1. NOVA and its officers, employees, agents, and representatives shall not use the information described in this
Section 5.1 in any manner that might reasonably be anticipated to materially adversely affect the Bank's financial condition, business or agreements or arrangements with any other person or entity. Notwithstanding the foregoing, the Bank and Parent acknowledge and agree that the restrictions contained in this
Section 5.1 shall not apply to any disclosures of such confidential information by NOVA in connection with, or as may result from (a) the provision by NOVA of Merchant Services under this Agreement or the other Operative Documents, or otherwise in connection with NOVA's performance of its obligations hereunder or thereunder, (b) such disclosure as may be required by applicable law or regulation or Payment Network Regulations, (c) such disclosure as is contained in or required to prepare any financial statements (including the notes thereto), (d) appropriate or necessary disclosure to banking authorities or regulators,


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including as may result from NOVA's status as an affiliate of U.S. Bancorp or another bank, or (e) disclosure to U.S. Bancorp's Corporate and Compliance Units. The covenants contained in this Section 5.1 shall survive for a period of five (5) years after the date hereof.

     5.2 NOTICE OF BREACH OR POTENTIAL BREACH. NOVA shall promptly notify the Bank of any change, circumstance or event which may prevent NOVA from complying with any of its obligations hereunder.

     5.3 FURTHER ASSURANCES. On and after the Closing Date, NOVA shall (i) give such further assurances to the Bank and execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as the Bank may reasonably request to effectuate the transactions contemplated by this Agreement, including the transfer of the Assets Sold and assumption of the Assumed Liabilities and (ii) use all reasonable efforts to assist the Bank in the orderly transition referred to in Article III.

                                   ARTICLE VI

              REPRESENTATIONS AND WARRANTIES OF THE BANK AND PARENT

     The Bank and Parent hereby jointly and severally make the following representations and warranties to NOVA as of the date hereof and as of the Effective Date:

     6.1 ORGANIZATION; OWNERSHIP. The Bank is a state-chartered bank organized under the laws of the State of Oregon and is authorized to conduct its business as presently conducted (including the Merchant Business) under those laws and all other applicable laws. Parent is a corporation organized under the laws of the State of Oregon and is authorized to conduct its business as presently conducted under those laws and other applicable laws. Parent owns one hundred percent (100%) of the issued and outstanding shares of capital stock of the Bank, and the Bank is the only Affiliate of Parent that conducts banking business.

     6.2 AUTHORITY. The Bank and Parent have the right, power, capacity and authority to enter into and deliver the Operative Documents to which each is a party, to perform their respective obligations under the Operative Documents to which each is a party, and to effect the transactions contemplated by the Operative Documents to which each is a party, and no person or entity other than the Bank has any interest in the Merchant Business or the Merchant Agreements. The execution, delivery and performance of the Operative Documents to which each of the Bank and Parent is a party have been approved by all requisite action on the part of the Bank and Parent, and when executed and delivered pursuant hereto, the Operative Documents to which each of the Bank and Parent is a party will constitute valid and binding obligations of the Bank and Parent enforceable in accordance with their terms.

     6.3 GOVERNMENT NOTICES. The Bank has not received notice from any federal, state or other governmental agency or regulatory body indicating that such agency or regulatory body would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by the Operative Documents.


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     6.4 NO VIOLATIONS.

          (a) The execution and delivery by the Bank of the Operative Documents, and its performance thereunder, will not (i) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any material agreement, indenture, mortgage or lease to which the Bank is a party or by which the Bank or its properties, or the Merchant Business, are bound; (ii) constitute a material violation by the Bank of any law or government regulation applicable to the Bank or the Merchant Business; (iii) violate any provision of the Charter or Bylaws (or similar governing documents) of the Bank; or (iv) violate in any material respect any order, judgment, injunction or decree of any court, arbitrator or governmental body against or binding upon the Bank or the Merchant Business.

          (b) With respect to the Merchant Business, the Bank is not, has not been and will not be (by virtue of any past or present action, omission to act, contract to which the Bank is a party or any occurrence or state of facts whatsoever) in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its properties or businesses (including any antitrust laws and regulations).

          (c) The Bank has properly compared the Merchants against the required government lists (including, but not limited to, the Office of Foreign Assets Control SDN List and USA Patriot Act Section 314(a)) and has taken appropriate actions with regard to all Merchants that appear on any of the government lists. The latest comparison of the Merchants against the Office of Foreign Assets Control SDN List occurred not more than fourteen (14) days prior to the date of this Agreement.

     6.5 ASSETS SOLD. The Bank is the sole owner of all rights, title and interest in and to the Assets Sold, free and clear of all title defects or objections, assignments, liens, encumbrances of any nature whatsoever, restrictions, security interests, rights of third parties, or other liabilities, and has good and valid title to the Assets Sold. To the Knowledge of the Bank, the Equipment being sold hereunder is in good operating condition, ordinary wear and tear excepted, and has been reasonably maintained and repaired. The Equipment is of the quantity and type represented on Schedule 6.5(a), which schedule is true, accurate, correct and complete in all material respects and which Schedule indicates any Equipment that is leased to third parties (and the identity of said parties). To the Knowledge of the Bank, the Inventory consists of items of a quality and quantity usable and saleable in the ordinary course of the Merchant Business. The Inventory is set forth on Schedule 6.5(b), which is true, accurate, correct and complete in all material respects. Since November 30, 2004, no items of Equipment or Inventory have been sold or disposed of except through sales or transactions in the ordinary course of business, consistent with past practices. The Assets Sold include all rights, properties and other assets necessary to permit NOVA to conduct the Merchant Business in substantially the same manner as the Bank's Merchant Business has heretofore been conducted, without any need for replacement, refurbishment or extraordinary repair.


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     6.6 FINANCIAL INFORMATION CONCERNING THE MERCHANT BUSINESS.

          (a) The financial and other information concerning the Merchant Business attached hereto as Schedule 6.6(a) (collectively, the "Financial Information") is true, accurate, complete and correct in all material respects and fairly presents the financial condition of the Merchant Business in respect of the Assets Sold as of and for the periods indicated on such information. Further, the Financial Information does not contain any untrue statement of material fact, nor omit any material fact necessary in order to make the statements made and information presented in the Financial Information, not misleading. This representation and warranty may not be limited or satisfied by inconsistent information provided after the date hereof. Since December 31, 2003, there has been no material adverse change in the Merchant Business.

          (b) The information relative to Merchants' annualized (i) Credit Card sales volume and (ii) Debit Card sales volume set forth on Schedule 6.6(b) is true, accurate, correct and complete in all material respects as of the date hereof and for the periods indicated, and such information does not contain any untrue statement of material fact nor omit any material fact necessary in order to make the statements made and information presented therein, not misleading. This representation and warranty may not be limited or satisfied by inconsistent information provided after the date hereof.

     6.7 AGREEMENTS RELATING TO THE MERCHANT BUSINESS.

          (a) Schedule 6.7(a)(i) sets forth a complete list of all Merchants. The Bank has no Agent Banks or Agent Bank Agreements. The Bank is not in default (and would not be in default upon notice, lapse of time or both) under any provision of the Merchant Agreements. The Bank does not have any reason to suspect, and has not received any notice of, fraud by, or bankruptcy or contemplated bankruptcy of, any Merchant or any other party or guarantor to any of the Merchant Agreements, and has not received any notice of default or adverse comment from any regulatory authority in respect of any Merchant. Except as set forth on Schedule 6.7(a)(ii), the Bank has neither given nor received notice of election to terminate any Merchant Agreement. Except as set forth on Schedule 6.7(a)(ii), all Merchants currently process Credit Card transactions. Except as set forth on Schedule 6.7(a)(iii), each Merchant is a party to a Merchant Agreement with the Bank. No Merchant (x) is a high-risk inbound teleservices merchant, (y) is involved in adult-oriented business, or (z) otherwise engages in a business activity that would result in additional fees or charges being imposed by any Credit Card Association, including but not limited to fees relating to Internet payment service providers.

          (b) Except as set forth on Schedule 6.7(b), the Bank is a party to a Merchant Agreement with each Merchant, and has in its possession, and shall deliver to NOVA in accordance with Section 1.5 hereof, an original executed copy of each Merchant Agreement. All agreements between the Bank and the Merchants are in the form of one of the Standard Merchant Agreements attached hereto as Exhibit 6.7(b)(i), and are freely assignable by the Bank without the consent of the applicable Merchant or any other party.


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          (c) Except as set forth on Schedule 6.7(c), the Bank has obtained guarantees from principals or third parties of each Merchant. The Bank has in its possession, and shall deliver to NOVA in accordance with Section 1.5 hereof, an original executed copy of all such guarantees. All such guarantees are in the form of the Guarantee attached hereto as Exhibit 6.7(c) (the "Standard Guarantee"), and are freely assignable by the Bank without the consent of the applicable Merchant or any other party.

          (d) The Bank has no ISOs or ISO Agreements. Except with respect to any agreements listed on Schedule 6.7(d), the Bank has no agreements, written or oral, with any agent bank, other association, institution, independent sales organization, or any other third party which provides for any one or more of the following: (i) the deposit of Credit Card or Debit Card transaction records; (ii) the settlement of Credit Card or Debit Card transactions; (iii) the processing of Credit Card or Debit Card transactions; or (iv) the referral of merchants to the Bank (collectively, "Other Agreements"). The Bank has provided NOVA with true, correct and complete copies of each Other Agreement and each Other Agreement is freely assignable by the Bank without the prior consent of any other party.

          (e) Except for disputes that have arisen in the ordinary course of business and that (i) are not material or otherwise significant in nature or amount, and (ii) have not been referred to legal counsel, whether internal or external, the Bank is not engaged in any dispute with any Merchant or otherwise relating to the Merchant Business. The Bank does not have any reason to believe, and has not received any notice, written or oral, that the consummation of the transactions contemplated hereunder will have any adverse effect on the business relationship of the Bank with any Merchant.

          (f) The Bank is a member in good standing of the Credit Card Associations. The Bank and the Merchant Business are in compliance in all material respects with all applicable rules and regulations and certification requirements of the Credit Card Associations. The Bank has provided NOVA true and correct copies of all contracts and agreements between the Bank and any of the foregoing entities.

          (g) The Bank does not maintain any Reserve Accounts in connection with the Merchant Agreements or the Merchant Business.

          (h) Schedule 6.7(h) sets forth the credit and charge cards, other than the Credit Card Associations, for which the Bank has contracted to provide authorization and data capture services.

     6.8 MERCHANTS' CREDIT. Schedule 6.8 lists the fifty (50) Merchants with the highest dollar value of Credit Card transactions processed during the twelve
(12) month period ending October 31, 2004 (collectively, the "Top 50 Merchants"). The Bank does not have Knowledge of (a) any Top 50 Merchant that has a credit facility with the Bank whose credit facility will not or cannot be continued, renewed or extended, or (b) any Top 50 Merchant who plans to apply for new or additional credit with the Bank, and whose application will be denied or rejected, in whole or in part. Each Top 50 Merchant is a party to a Merchant Agreement with the Bank, copies of which have been delivered to NOVA.

     6.9 EFT NETWORKS. The Bank is a member in good standing of the electronic funds transfer networks identified on Schedule 6.9 attached hereto (the "EFT Networks"). The Bank and the Merchant Business are in full compliance in all respects with all applicable rules and regulations of the EFT Networks.

     6.10 CONSENTS AND APPROVALS.

          (a) No action of, or filing with, any governmental or public body is required by the Bank to authorize, or is otherwise required in connection with, the execution and delivery by the Bank of this Agreement or the other Operative Documents or, if required, the requisite filing has been accomplished and all necessary approvals obtained.

          (b) Except for the Waiver and except as set forth on Schedule 6.10, no filing, consent or approval is required by virtue of the execution hereof or any other Operative Document by the Bank or the consummation of any of the transactions contemplated herein by the Bank to avoid the violation or breach of, or the default under, or the creation of a lien on any of the Assets Sold pursuant to the terms of, any law, regulation, order, decree or award of any court or governmental agency or any lease, agreement, contract, mortgage, note, license, or any other instrument to which the Bank is a party or to which the Bank or any of the Assets Sold is subject.

     6.11 LEASES. Schedule 6.11 contains a complete and accurate list of all (i) leases (including any capital leases) and lease-purchase arrangements pursuant to which the Bank leases real or personal property related to the Merchant Business from others, and (ii) lease, rental and lease-purchase arrangements pursuant to which the Bank leases property to any Merchant or other party in connection with the Merchant Business. Schedule 6.11 specifies which of such leases, if any, are capital leases. The Bank has made available to NOVA a true, correct and complete copy of each of the items listed on Schedule 6.11.

     6.12 INTELLECTUAL PROPERTY.

          (a) With respect to the Merchant Business, the Bank has made available to NOVA true, correct and complete copies of each trademark and service mark registration or application therefor.

          (b) The Bank has not heretofore infringed upon, and is not now infringing upon, and the continuation of the Merchant Business as presently conducted will not infringe upon, any patent, service mark, trade name, trademark, copyright, trade secret, or other intellectual property, confidential information or proprietary information belonging to any other person and the Bank has not agreed to indemnify any person for or against any infringement.

          (c) To the Knowledge of the Bank, no person is infringing upon any of the Bank's patents, service marks, trademarks, copyrights, trade secrets, or other intellectual property that is or are related to the Merchant Business.

     6.13 LITIGATION AND CLAIMS. There is no litigation, claims, suits, actions, investigations, indictments or informations, proceedings or arbitrations, grievances or other procedures (including grand jury investigations, actions or proceedings, and product liability and workers' compensation suits, actions or proceedings, and investigations conducted by any Credit Card Association) that are pending, or to the Knowledge of the Bank or Parent, threatened, in or before any court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury, Credit Card Association, or any other entity or forum for the resolution of grievances, against the Bank and relating in any way to the Merchant Business.

     6.14 MERCHANT BUSINESS EMPLOYEES. The Bank has no Merchant Business Employees.

     6.15 LABOR; COLLECTIVE BARGAINING. There are no labor contracts, collective bargaining agreements, letters of understanding or other arrangements, formal or informal, with any union or labor organization covering any of the Merchant Business Employees and none of said employees are represented by any union or labor organization.

     6.16 REQUIRED LICENSES AND PERMITS. No licenses, permits or other authorizations of governmental authorities are necessary for the conduct of the Merchant Business by the Bank.

     6.17 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth and specifically identified in Sections (or the corresponding Schedules) 6.7, 6.11, 6.14, 6.15 and 6.19:

          (a) The Bank does not have any agreement, contract, commitment or relationship, whether written or oral, related to the Merchant Business, by which NOVA could be bound;

          (b) The Bank does not have any outstanding contract related to the Merchant Business, written or oral, with any officer, employee, agent, consultant, advisor, salesman, manufacturer's representative, distributor, dealer, subcontractor, or broker that is not cancelable by the Bank, on notice of not longer than thirty (30) days and without liability, penalty or premium of any kind, except liabilities which arise as a matter of law upon termination of employment, or any agreement or arrangement related to the Merchant Business providing for the payment of any bonus or commission based on sales or earnings;

          (c) Except as set forth on Schedule 6.17(c), the Bank is not subject to any contract or agreement related to the Merchant Business containing covenants limiting the freedom of the Bank to compete in any line of business in any geographic area;

          (d) With respect to the Merchant Business, there is no contract, agreement or other arrangement entitling any person or other entity to any profits, revenues or cash flows of the Bank or requiring any payments or other distributions based on such profits, revenues or cash flows.

     6.18 AGREEMENTS IN FULL FORCE AND EFFECT. Except as expressly set forth on
Schedule 6.18, all contracts and agreements referred to, or required to be referred to, herein or in any Schedule delivered hereunder are valid and binding, and are in full force and effect and are enforceable in accordance with their terms. The Bank has not received notice of any pending or threatened bankruptcy, insolvency or similar proceeding with respect to any party to such agreements, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by the Bank, or to the knowledge of the Bank, any other party thereto.

     6.19 VENDORS AND SUPPLIERS. Schedule 6.19 sets forth a complete and accurate list of each supplier to the Bank of goods and services directly related to the Merchant Business that charged, billed or invoiced the Bank in excess of $10,000 during the twelve (12) month period ending November 30, 2004. The Bank has provided to NOVA true and correct copies of all agreements and contracts between the Bank and any of the persons and entities listed on
Schedule 6.19.

     6.20 ABSENCE OF CERTAIN CHANGES AND EVENTS. Since December 31, 2003, the Bank has conducted the Merchant Business only in the ordinary course, and has not:

          (a) suffered any damage or destruction materially adversely affecting the Merchant Business;

          (b) suffered any material adverse change in the working capital, assets, liabilities, financial condition, or business prospects relating to the Merchant Business, or relationships with any suppliers listed on
     Schedule 6.19;

          (c) except for customary increases based on term of service or regular promotion of non-officer employees, increased (or announced any increase in) the compensation payable or to become payable to any Merchant Business Employee, or increased (or announced any increase in) any bonus, insurance, pension or other employee benefit plan, payment or arrangement for Merchant Business Employees, or entered into or amended any employment, consulting, severance or similar agreement with any Merchant Business Employee;

          (d) incurred, assumed or guaranteed any liability or obligation (absolute, accrued, contingent or otherwise) with respect to the Merchant Business, other than a non-material amount in the ordinary course of business consistent with past practice;

          (e) paid, discharged, satisfied or renewed any claim, liability or obligation with respect to the Merchant Business, other than payment of a non-material amount in the ordinary course of business and consistent with past practice;

          (f) permitted any of the Assets Sold to be subjected to any mortgage, lien, security interest, restriction, charge or other encumbrance of any kind;

          (g) waived any material claims or rights with respect to the Merchant Business;

          (h) sold, transferred or otherwise disposed of any of the assets used in the Merchant Business, except non-material assets in the ordinary course of business consistent with past practice;

          (i) made any single capital expenditure or investment with respect to the Merchant Business, in excess of $10,000;

          (j) made any change in any method, practice or principle of financial or tax accounting that in any manner materially affected the Merchant Business or any financial information relating to or derived from the Merchant Business;

          (k) managed working capital components relating to the Merchant Business, including cash, receivables, other current assets, trade payables and other current liabilities in a fashion inconsistent with past practice, including failing to sell inventory and other property in an orderly and prudent manner or failing to make all budgeted and other normal capital expenditures, repairs, improvements and dispositions;

          (l) paid, loaned, advanced, sold, transferred or leased any Asset Sold to any employee, except for normal compensation involving salary and benefits;

          (m) entered into any commitment or transaction, other than a non-material commitment or transaction entered into in the ordinary course of business consistent with past practice, affecting the Merchant Business; or

          (n) agreed in writing, or otherwise, to take any action described in this Section.

     6.21 FINDER'S FEES. Neither the Bank nor Parent has made any commitment or done any act that would create any liability to any person other than themselves for any brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

     6.22 DISCLOSURE. No representations, warranties, assurances or statements by the Bank or Parent in this Agreement, and no statement contained in any document (including the Financial Information and the Schedules), certificates or other writings furnished by the Bank or Parent (or caused to be furnished by the Bank or Parent) to NOVA or any of its representatives pursuant to the provisions hereof, contains any untrue statement of material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which such statement was made, in order to make the statements herein or therein not misleading.

                                  ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF NOVA

     NOVA makes the following representations and warranties to the Bank and Parent as of the date hereof and as of the Effective Date:

     7.1 ORGANIZATION. NOVA is a corporation duly organized and validly existing under the laws of the State of Georgia and is authorized to conduct its business under those laws.

     7.2 AUTHORITY. NOVA has the right, power, capacity and authority to enter into and deliver the Operative Documents to which it is a party, to perform its obligations under the

Operative Documents to which it is a party, and to effect the transactions contemplated by the Operative Documents to which it is a party. The execution, delivery and performance of the Operative Documents to which NOVA is a party have been approved by all requisite corporate action on the part of NOVA, and, when executed and delivered pursuant hereto, the Operative Documents to which NOVA is a party will constitute valid and binding obligations of NOVA enforceable in accordance with their terms.

     7.3 GOVERNMENTAL NOTICES. NOVA has not received notice from any federal, state or other governmental agency or regulatory body indicating that such agency or regulatory body would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by the Operative Documents to which it is a party.

     7.4 NO VIOLATIONS. The execution and delivery by NOVA of the Operative Documents to which it is a party and its performance thereunder will not: (i) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, any material agreement, indenture, mortgage or lease to which NOVA is a party or by which it or its properties are bound; (ii) constitute a material violation by NOVA of any material law or governmental regulation applicable to NOVA; (iii) violate any provision of the Articles of Incorporation or Bylaws of NOVA; or (iv) violate in any material respect any order, judgment, injunction or decree of any court, arbitrator or governmental body against or binding upon NOVA.

     7.5 CONSENTS AND APPROVALS.

          (a) No action of, or filing with, any governmental or public body is required by NOVA to authorize, or is otherwise required in connection with, the execution and delivery by NOVA of this Agreement or the other Operative Documents to which it is a party or, if required, the requisite filing has been accomplished and all necessary approvals obtained.

          (b) No filing, consent or approval is required by virtue of the execution hereof or any other Operative Document to which it is a party by NOVA or the consummation of any of the transactions contemplated herein by NOVA to avoid the violation or breach of any law, regulation, order, decree or award of any court or governmental agency, or any lease, agreement, contract, mortgage, note, license, or any other instrument to which NOVA is a party or is subject, or, if required, the requisite filing has been accomplished and all necessary approvals obtained.

     7.6 FINDER'S FEES. NOVA has not made any commitment or done any act that would create any liability to any person other than itself for any brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

                                  ARTICLE VIII

                            COVENANTS OF THE PARTIES

     The parties hereto hereby covenant and agree as follows:

     8.1 CREDIT CARD ASSOCIATION FILINGS. NOVA and the Bank shall cooperate with each other to file with the Credit Card Associations and the EFT Networks any document or information that each such Credit Card Association or EFT Network deems to be required or desirable to be filed in order for the acquisition contemplated by this Agreement to be completed.

     8.2 EMPLOYEE BENEFIT PLANS. NOVA shall not adopt, assume or otherwise become responsible for, either primarily or as a successor employer, any assets or liabilities of any employee benefit plans, arrangements, commitments or policies currently provided by the Bank or by any member of the Bank's controlled group of corporations; and if and to the extent that NOVA is deemed by law or otherwise to be liable as a successor employer for such purposes, the Bank shall indemnify NOVA for the full and complete costs, fees and other liabilities which result. In particular, NOVA shall not assume liability for any group health continuation coverage or coverage rights under Internal Revenue Code Section 4980B and ERISA Section 606 which exist as of the Closing Date or the Effective Date or which may arise as a result of the Bank's termination of any group health plan or plans, and if and to the extent that NOVA is deemed by law or otherwise to be liable as a successor employer for such group health continuation coverage purposes, the Bank shall indemnify NOVA for the full and complete costs, fees and other liabilities which result.

                                   ARTICLE IX

                CONDITIONS TO OBLIGATIONS OF THE BANK AND PARENT

     Each of the obligations of the Bank and Parent to be performed hereunder shall be subject to the satisfaction (or waiver by the Bank and Parent) at or before the Closing of each of the following conditions:

     9.1 REQUIRED GOVERNMENTAL APPROVALS. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

     9.2 MARKETING AGREEMENT. NOVA shall have executed and delivered to the Bank the Marketing Agreement.

     9.3 BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT. NOVA shall have executed and delivered to the Bank the Bill of Sale and Assignment and Assumption Agreement.

     9.4 CREDIT CARD ASSOCIATIONS. All filings required pursuant to Section 8.1 shall have been made, and all approvals required pursuant to Section 8.1 shall have been received, and neither the Bank nor NOVA shall have received any objection of any kind from a Credit Card Association either in response to the filings required under Section
8.1 or otherwise.

     9.5 DOCUMENTS SATISFACTORY IN FORM AND SUBSTANCE. All agreements, certificates, opinions and other documents delivered by NOVA to the Bank hereunder shall be in form and substance satisfactory to counsel of the Bank, in the exercise of such counsel's reasonable judgment.

                                   ARTICLE X

                        CONDITIONS TO OBLIGATIONS OF NOVA

     The obligations of NOVA to be performed hereunder shall be subject to the satisfaction (or waiver by NOVA) at or before the Closing of each of the following conditions:

     10.1 REQUIRED GOVERNMENTAL APPROVALS. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

     10.2 OTHER NECESSARY CONSENTS. The Bank shall have obtained all consents and approvals (and estoppel certificates) listed on Schedule 6.10. With respect to each such consent or approval, NOVA shall have received written evidence, satisfactory to it, that such consent or approval has been duly and lawfully filed, given, obtained or taken and is effective, valid and subsisting.

     10.3 NON-COMPETITION AGREEMENT. The Bank and Parent shall have executed and delivered to NOVA the Non-Competition Agreement.

     10.4 MARKETING AGREEMENT. The Bank and Parent shall have executed the Marketing Agreement.

     10.5 BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT. The Bank shall have executed and delivered to NOVA the Bill of Sale and Assignment and Assumption Agreement.

     10.6 CREDIT CARD ASSOCIATIONS. All filings required pursuant to Section 8.1 shall have been made, and all approvals required pursuant to Section 8.1 shall have been received, and neither the Bank nor NOVA shall have received any objection of any kind from a Credit Card Association either in response to the filings required under Section 8.1 or otherwise.

     10.7 SECRETARY'S CERTIFICATES.

          (a) The Bank shall have delivered to NOVA a duly executed certificate of the Secretary of the Bank (i) attaching a certified copy of the articles of incorporation of, and a certificate of existence for, the Bank as issued by the Secretary of State of the State of Oregon, (ii) attaching a certified copy of the bylaws of the Bank currently in effect, and (iii) attaching and certifying copies of duly adopted resolutions of the Bank's board of directors authorizing the Bank's execution, delivery and performance of this Agreement and the other documents, instruments and certifications required or contemplated hereby.

          (b) Parent shall have delivered to NOVA a duly executed certificate of the Secretary of Parent (i) attaching a certified copy of the articles of incorporation of, and a certificate of existence for, Parent as issued by the Secretary of State of the State of Oregon, (ii) attaching a certified copy of the bylaws of Parent currently in effect, and (iii) attaching and certifying copies of duly adopted resolutions of Parent's board of directors authorizing Parent's execution, delivery and performance of this Agreement and the other documents, instruments and certifications required or contemplated hereby.

     10.8 WAIVER. The Bank shall have delivered to NOVA the Waiver, duly executed by each of the Bank, Humboldt Merchant Services, LP and First National Bank of Arizona.

     10.9 DOCUMENTS SATISFACTORY IN FORM AND SUBSTANCE. All agreements, certificates, opinions and other documents delivered by the Bank and Parent to NOVA hereunder shall be in form and substance satisfactory to counsel of NOVA, in the exercise of such counsel's reasonable judgment.

                                   ARTICLE XI

                                INDEMNIFICATION

     11.1 INDEMNIFICATION BY THE BANK AND PARENT. The Bank and Parent shall jointly and severally indemnify and hold harmless NOVA, its affiliates, their respective successors and assigns, and their respective directors, officers, employees, consultants and agents (each a "NOVA Protected Party") from any liability, loss, damage, diminution in value, cost, claim, consequential damages, suit, action or expense, including reasonable attorneys' and accountants' fees and expenses (collectively, "NOVA Loss"), incurred by a NOVA Protected Party that results from or arises out of (i) any breach or inaccuracy of any representation or warranty of the Bank or Parent set forth in the Operative Documents, whether such breach or inaccuracy exists or is made as of the Closing Date or the Effective Date; (ii) the breach by the Bank or Parent of any of their covenants or agreements contained in the Operative Documents; (iii) any liability or obligation, contingent or otherwise, of the Bank or Parent, or otherwise arising from or relating to the Bank's Merchant Business, exclusive of the Assumed Liabilities; and (iv) violations of law or governmental rules or regulations or wrongdoing or negligence by the Bank or Parent in performing obligations in connection with this Agreement.

     11.2 INDEMNIFICATION BY NOVA. NOVA shall indemnify and hold harmless the Bank and Parent, their affiliates and their respective directors, officers, employees, consultants and agents (each a "Bank Protected Party") from any liability, loss, damage, diminution in value, cost, claim, consequential damages, suit, action or expense, including reasonable attorneys' and accountants' fees and expenses (collectively, "Bank Loss"), incurred by a Bank Protected Party that results from or arises out of (i) any breach or inaccuracy of any representation or warranty of NOVA set forth in the Operative Documents, whether such breach or inaccuracy exists or is made as of the Closing Date or the Effective Date; (ii) the breach by NOVA of any of its covenants or agreements contained in the Operative Documents; (iii) any Assumed Liability; or (iv) violations of law or governmental rules or regulations or wrongdoing or negligence by NOVA in performing obligations in connection with this Agreement.

     11.3 SPECIAL INDEMNIFICATION. Without limiting the provisions of Section
11.1 hereof, and notwithstanding anything in this Agreement or any other Operative Document to the contrary, the Bank and Parent shall jointly and severally indemnify and hold harmless NOVA and the NOVA Protected Parties from any NOVA Loss incurred by a NOVA Protected Party that results from or arises out of the application of any provision of the Humboldt Agreements that in any way restricts, impedes or prevents, or is breached or violated by, the Bank's and Parent's execution and delivery of this Agreement and the other Operative Documents to which each is a party, the performance of their obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby.

     11.4 LOSS OR ASSERTED LIABILITY. Promptly after (a) becoming aware of circumstances that have resulted in a NOVA Loss or a Bank Loss or potential NOVA Loss or Bank Loss, whichever is applicable ("Loss" or "Losses"), for which any party hereto (the "Indemnitee") intends to seek indemnification under Section 11.1, 11.2 or 11.3, or (b) receipt by the Indemnitee of written notice of any demand, claim or circumstances which, with or without the lapse of time, the giving of notice or both, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give written notice thereof (the "Claims Notice") to the other party obligated to provide indemnification pursuant to Section 11.1, 11.2 or 11.3 (the "Indemnifying Party"). The Claims Notice shall describe the Loss or the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnitee. The Claims Notice may be amended on one or more occasions with respect to the amount of the Asserted Liability or the Loss at any time prior to final resolution of the obligation relating to the Asserted Liability or the Loss. Failure of the Indemnitee to give promptly the notice required by this Section 11.4 shall not relieve the Indemnifying Party of its obligations to indemnify under this
Article XI.

     11.5 OPPORTUNITY TO CONTEST. The Indemnifying Party may elect to compromise or contest, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or contest such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) of the date of the Indemnifying Party's receipt of the Claims Notice notify the Indemnitee or Indemnitees of its intent to do so by giving written notice thereof to the Indemnitee (the "Contest Notice"), and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise or contest of such Asserted Liability. If the Indemnifying Party elects not to compromise or contest the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee (upon further notice to the Indemnifying

Party) shall have the right to pay, compromise or contest such Asserted Liability on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the compromise or contest of such Asserted Liability at any time before final settlement or determination thereof. Anything in this Article XI to the contrary notwithstanding, (i) the Indemnitee shall have the right, at its own cost and expense and for its own account, to compromise or contest any Asserted Liability, and (ii) the Indemnifying Party shall not, without the Indemnitees' written consent, settle or compromise any Asserted Liability or consent to entry of any judgment which does not include an unconditional release of the Indemnitee from all liability in respect of such Asserted Liability. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the contest of such Asserted Liability. If the Indemnifying Party chooses to contest any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for, shall make its officers and employees available, on a basis reasonably consistent with their other duties, in connection with, and shall otherwise cooperate with, such defense.

     11.6 INDEMNITY CLAIMS.

          (a) The representations and warranties contained herein, in any other Operative Document, or in any certificate or other document delivered pursuant hereto or in connection herewith shall not be extinguished by the Closing but shall survive the Closing, subject to the limitations set forth in Section 11.6(b) hereof with respect to the time periods within which claims for indemnity must be asserted, and the covenants and agreements of the Bank and NOVA contained herein shall survive without limitation as to time except as may be otherwise specified herein. No investigation or other examination of the Bank or the Merchant Business by NOVA, or its designees or representatives, shall affect the term of survival of any representation or warranty contained herein, in any other Operative Document, or in any certificate or other document delivered pursuant hereto or in connection herewith, or the term of the right of the NOVA Protected Parties or the Bank Protected Parties to seek indemnification as set forth in Section 11.6(b).

          (b) All claims for indemnification hereunder shall be asserted no later than three (3) years after the Closing Date, except as follows:

               (i) claims with respect to Losses arising out of or related in any way to the matters described in Sections 11.1(ii), (iii) and (iv), and 11.2(ii), (iii) and (iv) may be made without limitation, except as limited by law;

               (ii) claims with respect to Losses arising out of or related in any way to claims made by third parties (including federal, state or local authorities or private parties) against any of the NOVA Protected Parties or the Bank Protected Parties with respect to any of the matters described in Section 11.1 hereof may be asserted until, and shall be asserted no later than, thirty (30) days after the expiration of the applicable statute of limitations with respect thereto; and

               (iii) claims with respect to Losses arising out of or in any way related to the matters described in Section 11.3 may be asserted at any time during which the Marketing Agreement or Non-Competition Agreement remains in effect.

          (c) Nothing herein shall be deemed to prevent any party hereto from making a claim for a Loss hereunder for potential or contingent claims or demands provided the notice of Loss sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnitee has reasonable grounds to believe that such a claim or demand may become actual.

                                  ARTICLE XII

                     DEFINITIONS AND RULES OF INTERPRETATION

     12.1 DEFINITIONS. For purposes of this Agreement, the capitalized terms have the following respective meanings:

     "AGREEMENT" means this Agreement, including all schedules and exhibits hereto, and, if amended, modified or supplemented, as the same may be so amended, modified or supplemented from time to time.

     "AGENT BANK" means a financial institution sponsored by the Bank and for which services related to the Merchant Business are provided to such financial institution and/or its merchants by or on behalf of the Bank.

     "AGENT BANK AGREEMENT" means an agreement between the Bank and an Agent Bank pursuant to which the Agent Bank and the Bank provide services related to the Merchant Business.

     "ASSUMED LIABILITIES" means the following liabilities or obligations: (a) the obligations of the Bank arising on or after the Effective Date to perform under the Merchant Agreements assigned to NOVA pursuant to this Agreement; (b) the obligations of the Bank to pay assessments, interchange fees, transaction fees, fines, penalties or other fees or charges to the Credit Card Associations or EFT Networks, provided such obligations relate to transactions which occur both (i) under the Merchant Agreements; and (ii) on or after the Effective Date;
(c) chargebacks in respect of any Credit Card transaction processed by NOVA pursuant to a Merchant Agreement if such Credit Card transaction is received by electronic transmission or otherwise under and in compliance with the rules and regulations of Credit Card Associations on and after the Effective Date and other Credit Losses on and after the Effective Date, but only to the extent that such chargeback or other Credit Loss relates to or arises out of an original sales transaction occurring on or after the Effective Date; and (d) any other claims, liabilities or litigation in respect of the Merchant Agreements, the Equipment, and the business conducted in connection with the foregoing, provided that any such claims, liabilities or litigation relates to or arises out of events, transactions or actions or omissions of NOVA on or after the Effective Date. The Assumed Liabilities assumed by NOVA hereunder shall be limited to the liabilities and obligations specified in the immediately preceding sentence and, without limitation of the foregoing, shall not in any event include penalties or fees that may be incurred by the Bank in connection with the termination of the Bank's agreement(s) with any third party service providers (including without limitation Western States Bankcard Association), losses as the result of a chargeback or Credit Loss in respect of any Merchant Agreement that result from transactions, or events, or acts or omissions of the Bank or a merchant which occurred prior to the Effective Date. The Assumed Liabilities assumed by NOVA hereunder with respect to the Merchant Agreements shall be limited further to those contained within the Standard Merchant Agreements.

     "BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT" means the Bill of Sale and Assignment and Assumption Agreement between the Bank and NOVA in the form of Exhibit 1.2 attached hereto, and if amended, modified or supplemented, as the same may be so amended, modified or supplemented from time to time.

     "CREDIT CARD" means (i) a VISA card or other card bearing the symbol(s) of VISA U.S.A., Inc. or VISA International, Inc., or (ii) a MasterCard card or other card bearing the symbol(s) of MasterCard International Incorporated.

     "CREDIT CARD ASSOCIATIONS" means VISA U.S.A., Inc., VISA International, Inc., MasterCard International Incorporated and any successor organizations or associations.

     "CREDIT LOSS" means any loss resulting from the failure of a Merchant to pay amounts owed by it under a Merchant Agreement.

     "DEBIT CARD" means a card with a magnetic stripe bearing the symbol(s) of one or more EFT Networks or Credit Card Associations which enables the holder to pay for goods or services by authorizing an electronic debit to the cardholder's designated deposit account.

     "EFT NETWORKS" means the electronic funds transfer networks identified on
Schedule 6.9 attached hereto.

     "EQUIPMENT" means the point-of-sale terminals, printers and other equipment, supplies, or point-of-sale assets utilized by Merchants, or held for lease, sale or swap to Merchants, and owned or leased by the Bank, and computer equipment and software, office equipment and furniture, and all other equipment used or useful in the Merchant Business as set forth on Schedule 6.5(a) attached hereto.

     "EXCLUDED ASSETS" means the assets specified on Schedule 1.1 attached hereto and shall also include, whether or not listed on Schedule 1.1, all rights and obligations of the Bank under any third party contract to which the Bank is a party that is not included in the Assets Sold.

     "HUMBOLDT AGREEMENTS" means that certain Asset Purchase Agreement dated February 3, 2003 by and among the Bank (as successor-in-interest to Humboldt
Bank), First National Bank of Arizona, and Humboldt Merchant Services, LP, together with all agreements and documents referenced therein and contemplated thereby.

     "INVENTORY" means the imprinters, sales draft forms, application forms, decals and all other merchant supplies of the Bank, as set forth on Schedule 6.5(b), attached hereto.

     "ISO" means an independent sales organization or other person or entity which is a party to an agreement or understanding with the Bank as of the Closing Date whereby the independent sales organization or other person or entity provides marketing and other services to merchants in connection with the Merchant Business.

     "ISO AGREEMENT" means an agreement between the Bank and an ISO pursuant to which the ISO is providing marketing and other services in connection with the Merchant Business.

     "KNOWLEDGE" means, with respect to the Bank, the actual knowledge after due and reasonable inquiry of the Bank's executive and senior operational officers and directors.

     "MARKETING AGREEMENT" means the Marketing and Sales Alliance Agreement among Parent, the Bank and NOVA in the form of Exhibit 10.4 attached hereto, and if amended, modified or supplemented, as the same may be so amended, modified or supplemented from time to time.

     "MERCHANT" means any person or entity (other than NOVA or the Bank) (a) who has entered into a Merchant Agreement prior to the Effective Date, or (b) that is identified on Schedule 6.7(a)(iii).

     "MERCHANT AGREEMENT" means an agreement between the Bank and a Merchant pursuant to which the Merchant undertakes to honor Credit Cards and/or Debit Cards and the Bank agree to accept Credit Card and/or Debit Card transaction records; provided, however, that in no event shall "Merchant Agreement" include any merchant agreement included on Schedule 1.1 as an "Excluded Asset."

     "MERCHANT BUSINESS" means the providing of point of sale based Credit Card, Debit Card and other card-based transaction processing services and electronic payment and settlement services (including the sale or lease of products and services related thereto) relating to the Assets Sold and the Assumed Liabilities to Merchants and other similar customers, but shall specifically exclude any such activity relating to the Excluded Assets.

     "MERCHANT BUSINESS EMPLOYEES" means the employees of the Bank who work full-time in connection with the Merchant Business.

     "NON-COMPETITION AGREEMENT" means the Non-Competition Agreement among Parent, the Bank and NOVA in the form of Exhibit 10.3 attached hereto, and if amended, modified or supplemented, as the same may be so amended, modified or supplemented from time to time.

     "OPERATIVE DOCUMENTS" means this Agreement, the Marketing Agreement, the Bill of Sale and Assignment and Assumption Agreement, the Non-Competition Agreement, the Waiver and all such other documents, agreements, certificates or instruments executed and delivered in connection herewith.

     "RESERVE ACCOUNT" means any reserve or hold account established and maintained by Merchants and maintained with the Bank in connection with the Merchant Agreements or the Merchant Business.

     "STANDARD MERCHANT AGREEMENTS" means the forms of Merchant Agreements attached hereto as Exhibit 6.7(b)(i).

     "TRANSITION DATE" means August 1, 2005, or any date thereafter if said Transition Date is extended pursuant to Section 3.6.

     "TRANSITION PERIOD" means the period from the Effective Date through and including the Transition Date.

     "WAIVER" means that certain Waiver among the Bank, Humboldt Merchant Services, LP and First National Bank of Arizona, in the form of Exhibit 10.8 attached hereto.

     12.2 OTHER DEFINITIONS; RULES OF INTERPRETATION.

          (a) All terms defined herein shall have the defined meanings when used in any Operative Document, certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Singular terms shall include the plural, and vice versa, unless the context otherwise requires.

          (b) Exhibits and Schedules referenced in this Agreement are deemed to be incorporated herein by reference. The term "including" shall mean "including without limitation."

                                  ARTICLE XIII

                                  MISCELLANEOUS

     13.1 EXPENSES. Except as otherwise specifically provided in this Agreement, each party shall pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including all attorneys' fees, accounting fees and other expenses.

     13.2 NOTICES AND PAYMENTS. All notices, demands and other communications hereunder shall be in writing and shall be delivered (i) in person, (ii) by United States mail, certified or registered, with return receipt requested, or
(iii) by national overnight courier (e.g., FedEx) as follows:

          If to the Bank or Parent: Umpqua Holdings Corporation
                                    200 S.W. Market St., Suite 1900
                                    Portland, Oregon 97201
                                    Attention: Daniel A. Sullivan
                                               Executive Vice President,
                                               Chief Financial Officer
          with a copy to:           Umpqua Bank Legal Department
          (which shall not          P.O. Box 1560
          constitute notice)        Eugene, Oregon 97440
                                    Attention: Steven L. Philpott, Esq.
                                               Executive Vice President,
                                               General Counsel

          If to NOVA:               NOVA Information Systems, Inc.
                                    One Concourse Parkway, Suite 300
                                    Atlanta, Georgia 30328
                                    Attention: Cherie M. Fuzzell, Esq.
                                               Executive Vice President and
                                               General Counsel

          with a copy to:           NOVA Information Systems, Inc.
          (which shall not          One Concourse Parkway, Suite 300
          constitute notice)        Atlanta, Georgia 30328
                                    Attention: Edward M. O'Hare
                                               Senior Vice President

          with a copy to:           McKenna Long & Aldridge LLP
          (which shall not          SunTrust Plaza, Suite 5300
          constitute notice)        303 Peachtree Street, N.E.
                                    Atlanta, Georgia 30308
                                    Attention: Marc C. D'Annunzio, Esq.

The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this
Section 13.2. Any notice, demand or other communication given pursuant to the provisions of this Section 13.2 shall be deemed to have been given on the date actually delivered.

     13.3 THIRD-PARTY BENEFICIARIES. No party to this Agreement intends this Agreement to benefit or create any right or cause of action in or on behalf of any person other than the Bank, Parent and NOVA.

     13.4 INDEPENDENT CONTRACTORS. Nothing contained in this Agreement or any other Operative Document shall be construed as creating or constituting a partnership, joint venture or agency among the parties to this Agreement. Rather, the parties shall be deemed independent contractors with respect to each other for all purposes.

     13.5 SUCCESSORS AND ASSIGNS. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party without the prior written consent of the other party; provided, however, that such consent shall not be required (a) for the assignment by any party of its rights and privileges hereunder to a person or entity controlling, controlled by or under common control with such party (it being understood that no such assignment shall relieve the assigning party of its duties or obligations hereunder), or (b) for the assignment and delegation by any party of its rights, privileges, duties and obligations hereunder to any person into or with which the assigning party shall merge or consolidate or to which the assigning party shall sell all or substantially all of its assets, provided that upon the request of the non-assigning party the assignee shall formally agree in writing to assume all the rights and obligations of the assigning party created hereby.

     13.6 AMENDMENTS AND WAIVERS. This Agreement, any of the instruments referred to herein and any of the provisions hereof or thereof shall not be amended, modified or waived in any fashion except by an instrument in writing signed by the parties hereto. The waiver by a party of any breach of this Agreement by another party shall not operate or be construed as the waiver of the same or another breach on a subsequent occasion, nor shall any delay in exercising any right, power or privilege hereunder constitute a waiver thereof.

     13.7 SEVERABILITY OF PROVISIONS. If any provision of this Agreement, or the application of any such provision to any person or circumstance, is invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected by such invalidity or unenforceability.

     13.8 COUNTERPARTS; DELIVERY. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. The parties acknowledge that delivery of executed counterparts of this Agreement may be effected by a facsimile transmission or other comparable means, with an original document to be delivered promptly thereafter via overnight courier.

     13.9 GOVERNING LAW. This Agreement is made and entered into under the laws of the State of Georgia, and the laws of that State (without giving effect to the principles of conflicts of laws thereof) shall govern the validity and interpretation hereof and the performance by the parties hereto of their respective duties and obligations hereunder.

     13.10 SECTION HEADINGS. The headings of Sections contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

     13.11 ENTIRE AGREEMENT. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressed. This Agreement and the other written instruments specifically referred to herein embody the entire understanding of the parties and supersede in their entirety all prior communication, correspondence, and instruments among the parties with respect to the subject matter hereof, including the Letter of Intent, dated December 2, 2004, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.

     13.12 PUBLICITY. The timing and content of any and all public statements, announcements or other publicity concerning the transactions contemplated herein shall be mutually agreed upon by Parent and NOVA, which agreement shall not be unreasonably withheld.

     13.13 SURVIVAL. The representations, warranties, covenants and agreements made by the parties in this Agreement shall survive the Closing. Each party, acknowledging that the other is entitled to rely on its representations, warranties, covenants and agreements in this Agreement in order to preserve the benefit of the bargain otherwise represented by this Agreement, agrees that neither the survival of such representations, warranties, covenants and agreements, nor their enforceability nor any remedies for breaches of them will be affected by any knowledge of a party regardless of when or how such party acquired such knowledge, specifically including disclosures of facts and/or circumstances after the date of this Agreement.

                      (Signatures begin on following page)

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Merchant Asset Purchase Agreement as of the date first written above.

                                        "BANK":

                                        UMPQUA BANK


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        "PARENT":

                                        UMPQUA HOLDINGS CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        "NOVA":

                                        NOVA INFORMATION SYSTEMS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                         INDEX OF SCHEDULES AND EXHIBITS

SCHEDULES     DESCRIPTION
---------     -----------
1.1           Excluded Assets
3.2(a)        BIN Reconciliation Procedures
3.2(d)        Reimbursement of Transition Expenses
6.5(a)        Equipment
6.5(b)        Inventory
6.6(a)        Financial Information
6.6(b)        Annualized Credit Card Sales Volume and Debit Card Sales Volume
6.7(a)(i)     Merchants
6.7(a)(ii)    Notice of Election to Terminate Merchant Agreements and
              Exceptions to Credit Card Processing Activity
6.7(a)(iii)   Merchants Not Party to Merchant Agreement
6.7(b)        Exceptions to Possession of Original Executed Copy of Merchant
              Agreements
6.7(c)        Exceptions to Merchant Guarantees
6.7(d)        Other Agreements
6.7(h)        American Express, Discover, Diner's Club, JCB
6.8           Top 50 Merchants
6.9           EFT Networks
6.10          Consents and Approvals
6.11          Leases
6.17(c)       Exceptions to No Agreements Restricting Competition
6.18          Exceptions to Agreements in Full Force and Effect
6.19          Vendors and Suppliers

EXHIBITS      DESCRIPTION
--------      -----------
1.2           Bill of Sale and Assignment and Assumption Agreement
6.7(b)(i)     Standard Merchant Agreement
6.7(c)        Standard Guarantee
10.3          Non-Competition Agreement
10.4          Marketing Agreement
10.8          Waiver

                     MARKETING AND SALES ALLIANCE AGREEMENT

     THIS MARKETING AND SALES ALLIANCE AGREEMENT (this "Agreement") is made and entered into as of this 21st day of December, 2004 by and among UMPQUA BANK, an Oregon state-chartered bank (the "Bank"), UMPQUA HOLDINGS CORPORATION, an Oregon corporation and the sole shareholder of the Bank ("Parent"), and NOVA INFORMATION SYSTEMS, INC., a Georgia corporation ("NOVA").

                             BACKGROUND AND PURPOSE

     A. The Bank has sold to NOVA all of the Bank's merchant transaction processing assets pursuant to that certain Merchant Asset Purchase Agreement dated as of even date herewith by and among the Bank, Parent and NOVA (the "Purchase Agreement").

     B. Parent, the Bank and NOVA now desire to enter into, in connection with the Purchase Agreement, a mutually beneficial marketing relationship, as set forth herein.

                                  THE AGREEMENT

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 CERTAIN DEFINED TERMS. For purposes of this Agreement, the following capitalized terms shall have the following meanings:

     "AUXILIARY DOCUMENTS" has the meaning set forth in Section 2.1(a) hereof.

     "CASH ADVANCES" has the meaning set forth in Section 4.1 hereof.

     "CHANGE OF CONTROL" means, with respect to any person or entity (for purposes of this definition, the "Relevant Party"), any transaction or series of transactions in which:

     (a) any person acquires or controls, whether directly or indirectly, shares or securities that confer in aggregate more than 50% of the voting rights in the Relevant Party; or

     (b) any two or more persons actively cooperate in doing, or in procuring the doing, of any act, with the result that one or more of them acquires or controls, whether directly or indirectly, shares or securities that confer in aggregate more than 50% of the voting rights in the Relevant Party.

Notwithstanding the foregoing provisions of this definition, a "Change in Control" shall in no event be deemed to have occurred (x) with respect to any Relevant Party, when any transaction contemplated by this definition is consummated by the Relevant Party with a person or entity that, immediately prior to the consummation of such transaction and at all times thereafter, directly or indirectly, is an affiliate of the Relevant Party, (y) with respect to NOVA, in the event of an underwritten public offering of shares of the capital stock of NOVA or other similar "spin-off" transaction, or (z) with respect to NOVA, in the event of the conclusion of a marketing or referral agency alliance, joint venture or other similar relationship with another entity or financial institution that is entered into for the purposes of marketing, referring or developing Merchant Services.

     "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 2.8 hereof.

     "CREDIT CARD" means (i) a VISA card or other card bearing the symbol(s) of VISA U.S.A., Inc. or VISA International, Inc., or (ii) a MasterCard card or other card bearing the symbol(s) of MasterCard International Incorporated, or
(iii) any card bearing the symbols of any other Credit Card Association.

     "CREDIT CARD ASSOCIATIONS" means (i) VISA U.S.A., Inc., (ii) VISA International, Inc., (iii) MasterCard International Incorporated, or (iv) any other Credit Card-sponsoring organization or association that hereafter contracts with the Bank to settle Merchant sales transactions effected with its Credit Cards, and any successor organization or association to any of the foregoing.

     "CREDIT LOSS" means any loss relating to the failure of a Merchant or Referred Merchant to pay amounts owed by it under a Merchant Agreement or Referred Merchant Agreement.

     "DEBIT CARD" means a card with a magnetic stripe bearing the symbol(s) of one or more EFT Networks or Credit Card Associations which enables the holder to pay for goods or services by authorizing an electronic debit to the cardholder's designated deposit account.

     "DUES AND ASSESSMENTS" mean fees charged to NOVA by the Payment Networks and retained by the Payment Networks to fund their operations. The fee consists of a percentage of the total sales transaction as set by each Payment Network.

     "EFT NETWORK" means the electronic funds transfer networks identified on
Schedule 6.9 to the Purchase Agreement, as modified by the addition or deletion of networks from time to time.

     "FINANCIAL TRANSACTION DEVICE" or "FTD" means any Credit Card, Debit Card and any other financial transaction device, such as a stored value card, electronic card, "smart" card, electronic check or other evolutionary financial transaction device used for the purpose of obtaining credit or debiting consumer accounts, that is now or hereafter effected through transactions with merchants.

     "INITIAL TERM" has the meaning set forth in Section 6.1 hereof.

     "INTERCHANGE" means the fee charged by the Payment Networks to NOVA and remitted by the Payment Networks to the card-issuing members. The fee typically consists of a percentage of the total sales transaction plus a per item fee, each as set by each Payment Network. The fee can vary based on the type of merchant, method of authorization and other criteria stipulated by each Payment Network.

     "INVOLUNTARY BANKRUPTCY PROCEEDING" with respect to a person means that a case or other proceeding shall be commenced against the person or any subsidiary of such person in any court of competent jurisdiction, or through any regulatory agency or body, seeking (i) relief under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect) or under any other applicable laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such person, or of all or any substantial part of the assets, domestic or foreign, of such person, or any other similar conservatorship or receivership proceeding instituted or administered by any regulatory agency or body.

     "LICENSED MARKS" has the meaning set forth in Section 2.5 hereof.

     "MEMBER" means a financial institution that is a principal, sponsoring, affiliate, or other member of the Payment Networks and, with respect to any Merchant or Referred Merchant, means the member of the Payment Networks that is a party to the Merchant Agreement with respect to such Merchant or Referred Merchant.

     "MERCHANT AGREEMENT" means an agreement between (i) NOVA and/or the Bank (and a Member), and (ii) a merchant, pursuant to which the merchant undertakes to honor Financial Transaction Devices, and includes, without limitation, all merchant agreements sold, assigned, conveyed and transferred to NOVA by the Bank pursuant to the Purchase Agreement.

     "MERCHANT DISCOUNT" means the fee charged to Referred Merchants by NOVA for the authorization, processing and settlement of Credit Card and Debit Card transactions. The fee typically consists of a percentage of the total sales transaction volume of a Referred Merchant, as such percentage is agreed by NOVA and the Referred Merchant, plus a per item fee. The fee can vary based on the type of Referred Merchant, method of authorization and other criteria stipulated by NOVA.

     "MERCHANT SERVICES" means FTD processing services and other related products and services, as provided by (or similar to the services provided by) NOVA and its subsidiaries and affiliates.

     "NET SALES REVENUE" means, with respect to any Referred Merchant and with respect to any given period of time, the Merchant Discount plus Other Fee Revenue attributable to sales transactions by such Referred Merchant in which a customer utilizes a Credit Card or Debit Card, less Interchange, Dues and Assessments, Credit Losses and rebates, residuals or adjustments due to third parties that are attributable to such Referred Merchant; provided, in no event will Net Sales Revenue be deemed to include revenue attributable to Equipment.

     "NEW MERCHANT ACCOUNT ROYALTY" has the meaning set forth in Section 2.3(a) hereof.

     "OTHER FEE REVENUE" means revenue from the following fees to be included in the calculation of Net Sales Revenue: (i) monthly statement fee; (ii) monthly minimum fee; (iii) authorization fees (including American Express, Diners, Discover and JCB); (iv) debit transaction fees; (v) application fees; and (vi) chargeback fees; provided, in no event will Other Fee Revenue be deemed to include revenue attributable to Equipment.

     "PARENT ENTITY" or "PARENT ENTITIES" means, collectively, each of Parent and the Bank, and each of their respective affiliates and subsidiaries.

     "PAYMENT NETWORK" means any Credit Card Association, EFT Network or any other organization or association that issues or sponsors a Financial Transaction Device.

     "PAYMENT NETWORK REGULATIONS" means, collectively, the rules and regulations promulgated by the Credit Card Associations, the EFT Networks or any other Payment Networks, as applicable.

     "REFERRED MERCHANT" means a merchant referred to NOVA by the Bank pursuant to, and during the term of this Agreement (including any extensions and renewals hereof) that, as a result of such referral, enters into a Merchant Agreement with NOVA and the Member.

     "SALE OF ASSETS" means, with respect to any particular party, the sale of all or substantially all of the assets of such party to an unaffiliated third party purchaser; provided, however, that with respect to NOVA, the foregoing definition shall not include a Change in Control of NOVA, U.S. Bancorp or U.S. Bank National Association or an underwritten public offering of shares of the capital stock of NOVA or other similar "spin-off" transaction.

     "UNDERWRITING GUIDELINES" has the meaning set forth in Section 2.1(b) hereof.

     "VOLUNTARY BANKRUPTCY PROCEEDING" with respect to a person means that the person or any subsidiary of such person shall (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other applicable laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, or any other similar conservatorship or receivership proceeding instituted or administered by any regulatory agency or body, (iii) consent to or fail to contest, in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other applicable laws or consent to an Involuntary Bankruptcy Proceeding, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a trustee, receiver, custodian, liquidator or similar entity of such person or of all or any substantial part of its assets, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due,
(vi) make a general assignment for the benefit of creditors, (vii) make a conveyance fraudulent as to creditors under any applicable law, or (viii) take any corporate action for the purpose of effecting any of the foregoing.

     1.2 OTHER DEFINITIONAL PROVISIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. Singular terms shall include the plural, and vice versa, unless the context otherwise requires. The words "hereof," "herein" and "hereunder" and words of similar import when used in this

Agreement shall refer to this Agreement and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement, unless otherwise specified. The term "including" shall mean "including without limitation."

                                   ARTICLE II

                   MARKETING RELATIONSHIP; MERCHANT REFERRALS

     2.1 MARKETING; REFERRAL OF MERCHANTS TO NOVA.

          (a) The Bank will actively, and through the use of all commercially reasonable efforts, cooperate with NOVA, exclusively, in marketing NOVA's Merchant Services to merchants and prospective merchants (including the customers of the Bank). Such marketing services and assistance shall include, without limitation, the distribution by the Bank of promotional and informational materials and supplies relating to the Merchant Services conducted by NOVA and such other services and assistance as may reasonably be requested by NOVA, at NOVA's expense. The Bank shall have the opportunity to review and approve in advance (such approval not to be unreasonably withheld) all merchant applications and merchant agreements to be used in connection with the Merchant Services, including supplies for cash advances to be effected by the Bank. The Bank covenants and agrees that it will only use and provide to merchants the applications and merchant agreements, and advertising, marketing, promotional and other related materials (collectively, "Auxiliary Documents"), supplied by or at the direction of, or approved in writing in advance, by NOVA. From time to time at the reasonable request of NOVA, the Bank will provide enhanced promotional services or opportunities to or on behalf of NOVA such as the provision of sales or marketing personnel or employee incentives. Further, the Bank shall provide to NOVA such office space at the Bank's locations as reasonably requested by NOVA, and as agreed by the Bank.

          (b) The Bank agrees to refer exclusively to NOVA any merchants, financial institutions, independent sales organizations, or other associations, institutions, organizations, entities, or persons that inquire about, request, or otherwise evidence an interest, to the Bank's knowledge, in Merchant Services. All such referrals shall be communicated to NOVA by the Bank in a manner to be mutually agreed upon by the parties hereto. Upon any such merchant referral, NOVA shall process such referral and corresponding merchant application in accordance with its practices and procedures, and otherwise in accordance with the credit policy, risk and underwriting guidelines then in effect for each of NOVA and the Member (collectively, the "Underwriting Guidelines"). If the referred merchant meets the Underwriting Guidelines, or if NOVA otherwise desires, then NOVA may attempt, in its sole discretion, to enter into a Merchant Agreement, and arrange for the Member designated by NOVA to enter into a Merchant Agreement, with such merchant providing for the performance of such Merchant Services by NOVA.

          (c) For the purposes of this Section 2.1, the defined term "Bank" shall include the Bank and any other Parent Entities that now or in the future provide banking services.

     2.2 SUBSIDIES/CREDIT ENHANCEMENTS.

          (a) If the Bank refers to NOVA a merchant who desires to receive Merchant Services and meets the Underwriting Guidelines, but such referred merchant is unwilling to offer discount revenue at a rate NOVA would otherwise require, then the Bank shall have the right (exercisable in its sole discretion), but not the obligation, to offer to subsidize such discount revenue by payment to NOVA of such amounts as NOVA may require. The Bank must agree to any such subsidy in writing in the form and upon such terms as are acceptable to NOVA; provided, however, that in no event shall NOVA and the Member be obligated to enter into a Merchant Agreement with any referred merchant with respect to whom the Bank has offered such a subsidy.

          (b) In the event NOVA or the Member declines to enter into a Merchant Agreement with any referred merchant in accordance with Section 2.1(b), the Bank shall have the right (exercisable in its sole discretion), but not the obligation, to offer to NOVA and the Member such assurances and guarantees (including indemnification and/or credit enhancements), as may be requested by NOVA or the Member, providing that NOVA and the Member will not incur or suffer any losses associated with the acceptance of such referred merchant; provided, however, that in no event shall NOVA or the Member be obligated to enter into a Merchant Agreement with any referred merchant with respect to whom the Bank has offered such assurances or guarantees.

          (c) NOVA covenants and agrees that any reserve accounts entered into with Merchants in accordance with this Section 2.2 will be held at the Bank.

     2.3 PAYMENT OF ROYALTIES.

          (a) During the term of this Agreement (including any extensions or renewals hereof), and with respect to each Referred Merchant, NOVA shall pay to the Bank (i) a royalty of ten percent (10%) of the Net Sales Revenue processed through NOVA's network by such Referred Merchant and collected by NOVA (the "New Merchant Account Royalty"), and (ii) a one-time flat fee of Fifty Dollars ($50.00) for each Referred Merchant (the "Flat Fee").

          (b) The New Merchant Account Royalty and the Flat Fee shall be calculated on a calendar quarter basis and shall be paid, in arrears, within forty-five (45) days of the end of each calendar quarter with respect to which the New Merchant Account Royalty is due hereunder.

     2.4 OWNERSHIP OF MERCHANT AGREEMENTS. Each of NOVA, the Bank and Parent acknowledges and agrees that any merchant that is a party to a Merchant Agreement does and shall have a direct business relationship with NOVA. Subject to the Payment Network Regulations, and notwithstanding the Bank being a party to any such Merchant Agreement, or anything to the contrary in any Merchant Agreement, NOVA does and shall own, administer and control the Merchant Agreements and the relationship created thereby (such control shall include, without limitation, decisions regarding the continuance, amendment, assignment or termination of such Merchant Agreement). The Bank acknowledges and agrees that, with respect to any Merchant Agreement to which the Bank is a party, the Bank shall, upon the request of NOVA, and with respect to any Merchant or Referred Merchant designated by NOVA, assign to NOVA and/or such Member as is designated by NOVA all of the Bank's rights and obligations with respect to the Merchant Agreement relating to such Merchant or Referred Merchant. Upon any such request, the Bank agrees to execute all instruments and documents as may reasonably be requested by NOVA in order to effectuate the assignment of such rights and obligations. The Bank also agrees that NOVA may designate, redesignate, or substitute any Member to be the "Member" under the terms of this Agreement with respect to any merchant that is a party to a Merchant Agreement, and the sponsorship of the Bank's activity hereunder. The Bank agrees to take such steps as may reasonably be requested by NOVA to effect any such change in the Member.

     2.5 USE OF BANK'S LICENSED MARKS. The Bank hereby grants to NOVA a limited, non-exclusive, non-transferable, royalty-free license, during the term of this Agreement (including any extensions and renewals hereof), to use the Bank's name and other trademarks and service marks identified on Schedule 2.5 attached hereto (the "Licensed Marks") on FTD transaction slips, in merchant agreements, and in such other Auxiliary Documents furnished to merchants or to prospective merchants to the extent: (i) required by applicable provisions of the Payment Network Regulations; and (ii) as reasonably requested by NOVA. Notwithstanding any termination of such license, the parties acknowledge that they shall not be obligated to recall or retrieve any information, media or document previously distributed on behalf of the Merchant Business conducted hereunder.

     2.6 SERVICING AND MONITORING OF MERCHANT BANK CARD ACCOUNTS. The parties hereto agree that all merchant bank card accounts of Merchants and Referred Merchants shall be serviced as follows:

          (a) Each Referred Merchant and Merchant shall maintain a designated deposit account or accounts at the Bank or another depository institution approved by NOVA and the Member. The Member shall be permitted access to any funds in such account to the extent funds are needed to fund fees, assessments, chargebacks, returned items or any other obligations of a Referred Merchant or Merchant to NOVA, the Member, the Payment Networks, or any FTD issuing bank or account holder.

          (b) From time to time and upon NOVA's request, the Bank shall use commercially reasonable efforts to assist NOVA in its efforts to monitor the business activities and deposit accounts of Referred Merchants and Merchants. The Bank shall comply with all reasonable requests of NOVA and the Member to conduct investigations, supply information or perform any other act or thing relating to investigating Merchant or Referred Merchant activities and condition. Notwithstanding the foregoing, nothing in this
     Section 2.6(b) shall be construed to require the Bank to take any action that is in violation of applicable law or regulation or the Bank's deposit agreement with any Merchant or Referred Merchant.

     2.7 PAYMENT NETWORK LICENSING. The Bank shall, to the extent required by the rules and regulations of the Payment Networks, obtain and maintain such memberships or licenses with the Payment Networks during the term of this Agreement (including any extensions and renewals hereof) as are necessary for NOVA and the Bank to fully perform their obligations hereunder. The Bank hereby covenants and agrees to comply in all respects with the rules and regulations promulgated by the Payment Networks necessary for the Bank to perform its obligations hereunder.

     2.8 CONFIDENTIALITY.

          (a) NOVA, the Bank and Parent acknowledge that, in the performance of the obligations of each of NOVA, the Bank and Parent under this Agreement, each of the parties will be in possession of confidential and proprietary information of the other parties and of Merchants and Referred Merchants, including customer lists and customer information, customer account numbers and account documentation, the status of any account, pricing information, computer access codes, instruction and/or procedural manuals, business and financial plans, the Operative Documents, and any other data or information in the possession of NOVA, the Bank or Parent which is competitively sensitive and not generally known to the public ("Confidential Information"). NOVA, the Bank and Parent also acknowledge that each of the parties has an obligation to protect and maintain the confidentiality of such Confidential Information. Each of NOVA, Bank and Parent agree to use all reasonable efforts to maintain the confidentiality of such Confidential Information and to not disclose such Confidential Information for any purpose other than to the extent necessary for the performance of the obligations contemplated under this Agreement, the Merchant Agreements, and the Merchant Services conducted in connection herewith and therewith. Each party shall use all reasonable efforts to inform its employees, agents, representatives and independent contractors of the confidential nature of the Confidential Information and to cause them to comply with the terms of this Section 2.8. Notwithstanding the foregoing, the Bank and NOVA acknowledge and agree that the restrictions contained in this Section 2.8 shall not apply to any disclosures of such Confidential Information by NOVA or the Bank, as applicable, in connection with, or as may be required relating to (a) the provision by NOVA of Merchant Services under this Agreement or the other Operative Documents, or otherwise in connection with NOVA's or the Bank's performance of their respective obligations hereunder or thereunder, (b) such disclosure as may be required by applicable law or regulation or Payment Network Regulations, (c) such disclosure as is contained in or required to prepare any financial statements (including the notes thereto), (d) appropriate or necessary disclosure to banking authorities or regulators, including as may result from NOVA's status as an affiliate of U.S. Bancorp or another bank, or (e) disclosure to U.S. Bancorp's Corporate and Compliance Units. The covenants contained in this
     Section 2.8 shall survive for the term of this Agreement.

          (b) If NOVA, the Bank or Parent breaches its duties under this Section 2.8, the parties agree that the nonbreaching party will suffer irreparable harm and the total amount of monetary damages therefor will be impossible to calculate and will therefore be an inadequate remedy. Accordingly, the parties agree that the nonbreaching party shall be entitled to temporary and permanent injunctive relief against the breaching party, its employees, agents, representatives, or independent contractors, and the other rights and remedies to which any of them may be entitled at law, in equity and under this Agreement.

     2.9 NON-FACILITATION OF SOLICITATION.

          (a) NOVA will not solicit, nor will it knowingly facilitate the solicitation by any Restricted Party of, any Merchant or Referred Merchant that is known to NOVA to have a deposit or credit relationship with the Bank for Banking Products.

          (b) For purposes of this Section 2.9, the following terms shall have the following meanings:

               (i) "Banking Products" means business deposit accounts or credit accounts offered by the Bank (other than those related to the Merchant Services offered by NOVA pursuant to this Agreement).

               (ii) "Restricted Party" means any affiliate of NOVA that sells or markets banking products competitive with the Banking Products offered by the Bank.

     2.10 SERVICE LEVELS.

          (a) Commencing after the Transition Date, during the term of this Agreement, NOVA shall use its commercially reasonable efforts to comply with the service levels set forth on Schedule 2.10 (the "Service Levels").

          (b) The Bank and NOVA acknowledge and agree that the Bank's right to terminate this Agreement in connection with or arising out of NOVA's failure to comply with the Service Levels is set forth exclusively in this
     Section 2.10(b).

               (i) Failure by NOVA to meet or exceed any of the Service Levels shall not constitute an uncured default of a material obligation of NOVA under Section 6.3(a) hereof unless and until such failure constitutes a "Persistent and Critical Service Failure," as defined below. A "Persistent and Critical Service Failure" will constitute an uncured default of a material obligation of NOVA under Section 6.3(a) hereof, and, as such, will be grounds for termination of this Agreement pursuant to Section 6.3(a).

               (ii) In the event that NOVA fails to meet or surpass at least seven of the eight Service Levels listed on Schedule 2.10 in any calendar month during the term hereof (any such failure, a "Service Failure"), such calendar month shall be deemed an "Under-Performance Period," and NOVA shall give the Bank notice thereof, and shall otherwise promptly take commercially reasonable efforts to address and remedy all such Service Failures that contributed to such Under-Performance Period.

               (iii) In the event of two consecutive Under-Performance Periods, NOVA shall give the Bank notice thereof and, in addition to its obligations set forth in Section 2.10(b)(ii) above, shall be available for daily or weekly calls, at the Bank's discretion, to address, monitor and remedy such Service Failures.

               (iv) Thereafter, in the event of a third consecutive Under-Performance Period, such circumstance shall be deemed a "Persistent and Critical Service Failure" which shall be grounds for immediate termination of this Agreement pursuant to Section 6.3(a); provided, that if the Bank does not elect to terminate this Agreement pursuant to Section 6.3(a) within sixty (60) days of the occurrence of such Persistent and Critical Service Failure, then such right shall lapse unless and until another Persistent and Critical Service Failure occurs.

     2.11 SALE OF AFFECTED MERCHANTS.

          (a) If, during the term of this Agreement, NOVA concludes a definitive agreement to sell all of the Merchants and Referred Merchants (the "Affected Merchants") to an unaffiliated third party purchaser (a "Potential Purchaser"), then the Bank shall have a right of first refusal (such right to be exercised within thirty (30) days of notice of same) to purchase such Affected Merchants on the terms and subject to the conditions agreed to with such Potential Purchaser. In addition, if NOVA elects to sell the Affected Merchants but cannot locate a Potential Purchaser, then NOVA will enter into good faith negotiations with the Bank to sell such Affected Merchants to the Bank on terms and conditions mutually agreeable to the parties.

          (b) In no event shall the provisions of this Section 2.11 apply to a Change in Control or a Sale of Assets of NOVA, U.S. Bank National Association or U.S. Bancorp.

     2.12 NON-COMPETITION AGREEMENT. The parties hereto acknowledge and agree that in connection with the Purchase Agreement and this Agreement, the parties have entered into the Non-Competition Agreement of even date herewith.

                                  ARTICLE III

                                BANK TRANSACTIONS

     3.1 GENERALLY.

          (a) The Bank (for purposes of this Article III, the defined term "Bank" shall be deemed to include any Parent Entity, as the context may require), and NOVA understand and agree that the Bank and/or other Parent Entities may, from time to time, consummate transactions (for purposes of this Article III, a "Transaction") with other financial institutions or other persons or entities (a "Third Party"), through stock or asset acquisition, merger, consolidation, or otherwise, where such Third Party
     (i) owns a merchant portfolio, and/or (ii) owns bank branches that may be used as a marketing/distribution channel for Merchant Services, and/or
     (iii) otherwise engages in Merchant Services (any such portfolio, and/or bank branch marketing/distribution channel, and/or other engagement in Merchant Services, being referred to herein as a "New Portfolio").

          (b) For purposes of this Article III, any independent, unrelated and unaffiliated Third Party that acquires the Bank in a Change in Control, or acquires all or substantially all of the assets of the Bank, shall be deemed a "Specified Third Party" hereunder and the New Portfolio of the Specified Third Party immediately prior to consummation of such Transaction shall be deemed a "Specified Portfolio" hereunder.

          (c) With respect to any such Transaction and with respect to any such New Portfolio that is not a Specified Portfolio, the Bank and NOVA shall, through compliance with the terms of this Article III, use commercially reasonable efforts to mutually negotiate and agree upon a transaction pursuant to which NOVA shall, subject to the terms of this Article III, purchase such New Portfolio upon mutually-agreed terms and conditions.

          (d) The Bank shall notify NOVA of the execution by it or any other Parent Entity of any agreement or entry into any arrangement that, if consummated, would result in a New Portfolio (the "New Portfolio Notice," which shall affirmatively specify whether the New Portfolio is a Specified Portfolio). The Bank shall give such New Portfolio Notice as soon as circumstances and applicable law allow, which the parties contemplate would in no event be later than promptly following the first public announcement of any such agreement. To the extent the New Portfolio is a Specified Portfolio, the provisions of Section 3.2 shall not apply; rather, the provisions of Section 3.3 shall apply.

     3.2 NEW PORTFOLIOS THAT ARE NOT SPECIFIED PORTFOLIOS.

          (a) NOVA, in cooperation with the Bank, shall promptly take commercially reasonable efforts to value the New Portfolio and to plan the process by which such New Portfolio, if purchased by NOVA as herein permitted, would be converted to NOVA's systems and otherwise integrated into NOVA's operations. NOVA and the Bank shall concurrently undertake exclusive negotiations, with respect to the value of the New Portfolio, the consideration proposed to be paid for the New Portfolio, and the proposed timing of such New Portfolio purchase by NOVA. This period of exclusive negotiation shall end not sooner than one hundred eighty (180) days following the consummation of the Transaction that triggers the New Portfolio Notice (or, if later, and with respect to Transactions involving a "Conflicting Processor Agreement," as defined below, one hundred eighty
     (180) days following the notice of termination or expiration of such Conflicting Processor Agreement) (the "Exclusive Period"). During the Exclusive Period, the Bank and NOVA shall use commercially reasonable efforts to negotiate in good faith a mutually-agreed sales price and other terms and conditions for the purchase by NOVA of such New Portfolio, evidenced by a definitive purchase agreement setting forth final terms of such purchase (a "Definitive Purchase Agreement"). During the Exclusive Period, the Bank and NOVA shall also consider, among other things, whether the Bank would be obligated to make any material payments to terminate any agreements with any existing Merchant Services processor (a "Conflicting Processor Agreement") for such New Portfolio.

          (b) In the event that the New Portfolio is bound or otherwise encumbered by a Conflicting Processor Agreement, the Bank shall terminate such Conflicting Processor Agreement or, if termination is not allowed, allow such Conflicting Processor Agreement to naturally expire without renewal (including but not limited to providing notice of non-renewal), in each instance as soon as is reasonably possible so as to allow the negotiated purchase of the New Portfolio by NOVA as herein contemplated to occur. If such Conflicting Processor Agreement includes termination fees, liquidated damages, or other penalties (collectively, "Termination Fees"), NOVA shall have the option of agreeing to pay all of such Termination Fees, thereby requiring the Bank to affirmatively terminate such Conflicting Processor Agreement as soon as practicable following consummation of the transaction contemplated by the Definitive Purchase Agreement. However, if NOVA does not agree to pay all such Termination Fees, the New Portfolio may continue to receive Merchant Services from such provider under such Conflicting Processor Agreement until the earliest termination or natural expiration without renewal (including but not limited to providing notice of non-renewal) of such Conflicting Processor Agreement as herein contemplated, whereupon this Section 3.2 shall continue to be applicable to such New Portfolio.

          (c) If NOVA and the Bank, after good faith exclusive negotiations as described herein, within the time period described herein, and otherwise in compliance with the procedures described herein, are unable to agree upon the terms of, and enter into, a Definitive Purchase Agreement with respect to a New Portfolio, then the Bank shall have no more than one hundred fifty
     (150) days (the "Alternative Sale Period") in which to sell such New Portfolio to an independent, unrelated and unaffiliated third party pursuant to a bidding and sales process, provided that such sales price shall not be less than the fair market value of such New Portfolio, as established by an independent third party appraiser recognized and skilled in valuing businesses engaged in the Merchant Services business.

          (d) If, after compliance with this Article III, the Bank does not consummate the sale of the New Portfolio within the Alternative Sale Period as herein contemplated, the Bank may operate such New Portfolio within the ordinary course of business and such operation in and of itself shall not be deemed in breach of Article II hereof or Section 2.2 of the Non-Competition Agreement; provided, however, that the provisions of Sections 2.1 and 2.3 of the Non-Competition Agreement shall continue to apply to the Bank. Further, to the extent the Bank later elects to sell, assign or transfer the New Portfolio, the provisions of this Section 3.2 shall once again apply to such sale.

     3.3 SPECIFIED PORTFOLIOS. Each Specified Portfolio shall be subject to the provisions of Section 3.4(b) hereof. Further, to the extent the Bank or the Specified Third Party elects to sell, assign or transfer such Specified Portfolio pursuant to a bidding process, then NOVA shall be entitled to participate in such bid process and NOVA, and any offer it shall make, shall be given equal consideration therein.

     3.4 NO VIOLATION OF THE NON-COMPETITION AGREEMENT.

          (a) Non-Specified Portfolios. With respect solely to any applicable New Portfolio that is not a Specified Portfolio, and for so long as the Bank complies with the provisions of this Article III, the operation in the ordinary course of business of the Merchant Services business by the Bank relating solely to such New Portfolio shall not in and of itself be deemed in breach of Article II hereof or Section 2.2 of the Non-Competition Agreement.

          (b) Specified Portfolios. With respect solely to a Specified Portfolio, the Bank or the Specified Third Party, as the case may be, may in its sole discretion elect to continue to operate the Merchant Services business relating solely to such Specified Portfolio in the ordinary course of business, so long as such operation is not under or in connection with the Bank's branches, name or brand (or otherwise in violation of Section
     2.3 of the Non-Competition Agreement) and does not materially interfere with the benefit of the bargain received by NOVA hereunder, and such acts shall not in and of themselves be deemed a breach of Article II hereof or of Section 2.2 of the Non-Competition Agreement; provided, however, that at such time, if ever, as the Bank or the Specified Third Party, as the case may be, elects to sell, assign or transfer, or solicit, consider, or entertain offers to sell, assign or transfer, the Specified Portfolio or the Merchant Services relating thereto, or otherwise elects to discontinue its operation of the Merchant Services business relating to such Specified Portfolio, then it shall promptly give NOVA notice of such decision, whereupon the provisions of Section 3.3 shall apply to such Specified Portfolio.

                                   ARTICLE IV

                                  CASH ADVANCES

     4.1 CASH ADVANCE PROCEDURE. During the term of this Agreement (including any extensions or renewals hereof), the Bank will continue to make advances of cash ("Cash Advances") to holders of Financial Transaction Devices in accordance with the Payment Networks Regulations and NOVA's procedures, and shall cause all records of such Cash Advances to be delivered in accordance with the obligations of the Bank relating to Cash Advances. During the term of this Agreement (including any extensions or renewals hereof), the Bank shall use NOVA and a Member designated by NOVA as the exclusive processor of Cash Advances made by the Bank. In this connection, NOVA will from time to time deploy and update software to the cash advance terminals at the Bank's branches, and will deploy new cash advance terminals at its expense, as and to the extent necessary to permit the Bank to comply with its obligations under this Section 4.1.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1 REPRESENTATIONS AND WARRANTIES OF THE BANK. The Bank represents and warrants to NOVA as follows:

          (a) The Bank is a duly organized state-chartered bank, validly existing and in good standing under the laws of the State of Oregon. The Bank has full power and authority to carry on its business as it is now being conducted and to own and operate its properties and assets.

          (b) The Bank has all requisite power and authority to enter into, adopt and perform all of its obligations under this Agreement. The execution, adoption and delivery of this Agreement have been duly and validly authorized by all necessary action on the part of the Bank, and upon execution and delivery by the other parties hereto, this Agreement will constitute a legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms.

          (c) Neither the execution and delivery by the Bank of this Agreement nor the performance of this Agreement by the Bank will violate any applicable law, rule or regulation. The performance of this Agreement by the Bank will not violate the Bank's charter or bylaws, or any contract or other instrument to which it is a party or by which it is bound and will not violate any outstanding judgment, order, injunction, law, rule or regulation to which it is subject.

          (d) There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the knowledge of the Bank, threatened against the Bank or against any asset, interest or right of the Bank, that would, if determined adversely to the Bank, have a material adverse effect on the Bank or would materially adversely affect the ability of the Bank to perform its obligations under this Agreement.

     5.2 REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to NOVA as follows:

          (a) Parent is a duly organized corporation, validly existing and in good standing under the laws of the State of Oregon. Parent has full power and authority to carry on its business as it is now being conducted and to own and operate its properties and assets. Parent owns one hundred percent (100%) of the issued and outstanding capital stock of the Bank, and the Bank is the only Affiliate of Parent that conducts banking business.

          (b) Parent has all requisite power and authority to enter into, adopt and perform all of its obligations under this Agreement. The execution, adoption and delivery of this Agreement have been duly and validly authorized by all necessary corporate action on the part of Parent, and upon execution and delivery by the other parties hereto, this Agreement will constitute a legal, valid and binding obligation of Parent.

          (c) Neither the execution and delivery by Parent of this Agreement nor the performance of this Agreement by Parent will violate any applicable law, rule or regulation. The performance by Parent of its obligations under this Agreement will not violate Parent's articles of incorporation or bylaws, or any contract or other instrument to which it is a party or by which it is bound and will not violate any outstanding judgment, order, injunction, law, rule or regulation to which it is subject.

          (d) There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the knowledge of Parent, threatened against Parent or against any asset, interest or right of Parent, that would, if determined adversely to

     Parent, have a material adverse effect on Parent or would materially adversely affect the ability of Parent to perform its obligations under this Agreement.

     5.3 REPRESENTATIONS AND WARRANTIES OF NOVA. NOVA represents and warrants to the Bank and Parent as follows:

          (a) NOVA is a duly organized corporation, validly existing and in good standing under the laws of the State of Georgia. NOVA has full power and authority to carry on its business as it is now being conducted and to own and operate its properties and assets.

          (b) NOVA has all requisite power and authority to enter into, adopt and perform all of its obligations under this Agreement. The execution, adoption and delivery of this Agreement have been duly and validly authorized by all necessary corporate action on the part of NOVA, and upon execution and delivery by the other parties hereto, this Agreement will constitute a legal, valid and binding obligation of NOVA, enforceable against it in accordance with its terms.

          (c) Neither the execution and delivery by NOVA of this Agreement nor the performance of this Agreement by NOVA will violate any applicable law, rule or regulation. The performance of this Agreement by NOVA will not violate NOVA's articles of incorporation or bylaws, or any contract or other instrument to which it is a party or by which it is bound and will not violate any outstanding judgment, order, injunction, law, rule or regulation to which it is subject.

          (d) There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the knowledge of NOVA, threatened against NOVA or against any asset, interest or right of NOVA, that would, if determined adversely to NOVA, have a material adverse effect on NOVA or would materially adversely affect the ability of NOVA to perform its obligations under this Agreement.

                                   ARTICLE VI

                        TERM AND TERMINATION OF AGREEMENT

     6.1 TERM OF AGREEMENT. The term of this Agreement shall extend for an initial term of seven (7) years from the date hereof (the "Initial Term"), and shall thereafter be automatically extended for consecutive two-year renewal terms, provided neither the Bank nor NOVA gives written notice to the other of its intent not to renew not less than one hundred eighty (180) days prior to the expiration of the Initial Term or any renewal term.

     6.2 TERMINATION BY NOVA. In the event that:

          (a) the Bank defaults in the performance of any of its material obligations under this Agreement, and fails to cure such default within thirty (30) days after written notice (which notice indicates that NOVA may terminate this Agreement pursuant to this Section 6.2(a) if such default is not cured as provided herein) and demand for cure by NOVA; provided, however, if, upon receipt of such written notice, the Bank promptly commences and diligently pursues the cure to completion as soon as reasonably possible, then such 30-day period shall be extended for the period of time which is reasonably necessary to cure the default, but in no event more than three months after such written notice; provided, further, that in the event such default remains uncured after the passage of the time period specified herein, that a second notice shall have been sent to the chief executive officer or chief operating officer of the Bank notifying such officer of such uncured default and stating that NOVA intends to terminate the Agreement pursuant to this Section 6.2(a) within ten days thereafter unless the default is cured within then (10) days of the Bank's receipt of such notice; and provided, further, that in the event the Bank disputes that fact (or the fact that the default is a default of a "material obligation"), then the provisions of Section 8.13 shall have been complied with and any such dispute resolved as provided therein; or

          (b) any material amount due and payable to NOVA by the Bank under this Agreement is not paid within fifteen (15) days after the Bank receives written notice (which notice indicates that NOVA may terminate this Agreement pursuant to this Section 6.2(b) if such non-payment is not cured as provided herein) of such non-payment, and demand for cure; provided, however, that in the event such non-payment remains uncured after the passage of the time period specified herein, that a second notice shall have been sent to the chief executive officer or chief operating officer of Parent or the Bank notifying such officer of such uncured non-payment and stating that NOVA intends to terminate the Agreement pursuant to this
     Section 6.2(b) within ten days thereafter unless the default is cured within ten (10) days of the Bank's receipt of such notice; and provided, further, that in the event the Bank disputes that fact (or the fact that such non-payment is of a "material" amount), then the provisions of Section
     8.13 shall have been complied with and any such dispute resolved as provided therein; or

          (c) there occurs a Voluntary Bankruptcy Proceeding or an Involuntary Bankruptcy Proceeding with respect to Parent or the Bank;

then, in any such case, NOVA, at its option, may terminate this Agreement immediately upon written notice to Parent and the Bank.

     6.3 TERMINATION BY THE BANK OR PARENT. In the event that:

          (a) NOVA defaults in the performance of any of its material obligations under this Agreement and fails to cure such default within thirty (30) days after written notice (which notice indicates that the Bank may terminate this Agreement pursuant to this Section 6.3(a) if such default is not cured as provided herein) and demand for cure by the Bank; provided, however, if, upon receipt of such written notice, NOVA promptly commences and diligently pursues the cure to completion as soon as reasonably possible, then such 30-day period shall be extended for the period of time which is reasonably necessary to cure the default, but in no event more than three months after such written notice; provided, further, that in the event such default remains uncured after the passage of the time period specified herein, that a second notice shall have been sent to the chief executive officer or chief operating officer of NOVA notifying such officer of such uncured default and stating that the Bank intends to terminate the Agreement pursuant to this Section 6.3(a) within ten days thereafter unless the default is cured within ten (10) days of NOVA's receipt of such notice; and provided, further, that in the event NOVA disputes that fact (or the fact that the default is a default of a "material obligation"), then the provisions of
     Section 8.13 shall have been complied with and any such dispute resolved as provided therein; or

          (b) any material amount due and payable to the Bank by NOVA under this Agreement is not paid within fifteen (15) days after NOVA receives written notice (which notice indicates that the Bank may terminate this Agreement pursuant to this Section 6.3(b) if such non-payment is not cured as provided herein) of such non-payment, and demand for cure; provided, however, that in the event such non-payment remains uncured after the passage of the time period specified herein, that a second notice shall have been sent to the chief executive officer or chief operating officer of NOVA notifying such officer of such uncured non-payment and stating that the Bank intends to terminate the Agreement pursuant to this Section 6.3(b) within ten days thereafter unless the default is cured within ten (10) days of NOVA's receipt of such notice; and provided, further, that in the NOVA disputes that fact (or the fact that such non-payment is of a "material" amount), then the provisions of Section 8.13 shall have been complied with and any such dispute resolved as provided therein; or

          (c) there occurs a Voluntary Bankruptcy Proceeding or an Involuntary Bankruptcy Proceeding with respect to NOVA;

then, in any such case, Parent or the Bank, at their option, may terminate this Agreement immediately upon written notice to NOVA.

     6.4 TERMINATION BY MUTUAL CONSENT. In addition to the circumstances set forth in Section 6.2 and 6.3, this Agreement may be terminated at any time upon the mutual written consent of the Bank, Parent and NOVA.

     6.5 EFFECT OF TERMINATION.

          (a) Upon termination or expiration of this Agreement, (i) NOVA shall pay to the Bank any New Merchant Account Royalties, Flat Fees, and reimbursements for expenses then accrued and properly payable under this Agreement, (ii) each of Parent and the Bank will return to NOVA all materials in their possession provided by NOVA and/or the Member, (iii) NOVA shall return to Parent and the Bank all materials in its possession provided by Parent and/or the Bank (which in no event shall include any of the Assets Sold), and shall discontinue all uses of the Licensed Marks,
     (iv) NOVA and NOVA's designated Member shall retain all right, title and interest in and to the Merchant Agreements and Parent and the Bank shall have no interest in such Merchant Agreements, and (v) if a merchant that is party to a Merchant Agreement maintains with the Bank a demand deposit account, NOVA's designated Member shall retain the right to charge such account pursuant to the terms of the applicable Merchant Agreement.

          (b) Notwithstanding the exercise by any party of its rights under this
     Article VI, no termination of this Agreement shall relieve any of the parties hereto of its liability for the payment or performance of any obligation accrued prior to the effective date of such termination (including any indemnification obligation arising hereunder, whether or not notice of such indemnification claim has been given before such termination).

          (c) Notwithstanding the expiration or termination of this Agreement by any party hereto pursuant to this Article VI or otherwise, the Bank shall cooperate with NOVA and shall promptly execute any and all documents and instruments reasonably requested by NOVA in order to effectuate an orderly transition of (i) the Merchant Services provided to any Merchant or Referred Merchant, and (ii) any "Member" responsibilities held by the Bank in connection herewith or therewith (as contemplated by Section 2.4 hereof).

                                   ARTICLE VII

                                 INDEMNIFICATION

     7.1 INDEMNIFICATION BY PARENT AND THE BANK. Parent and the Bank shall jointly and severally indemnify, defend, and hold harmless NOVA, its affiliates, their respective successors and assigns, and their respective officers, directors, employees, consultants, agents and representatives from any liability, loss, damage, cost, claim, diminution in value or expense, including reasonable attorneys' and accountants' fees and expenses, that result from or arise out of (i) the breach or inaccuracy of any of the Bank's or Parent's representations or warranties in this Agreement; or (ii) the breach of any of the Bank's or Parent's covenants or agreements in this Agreement.

     7.2 INDEMNIFICATION BY NOVA. NOVA shall indemnify, defend, and hold harmless Parent, the Bank, their affiliates, their respective successors and assigns, and their respective officers, directors, employees, consultants, agents and representatives from any liability, loss, cost, damage, claim, diminution in value or expense, including reasonable attorneys' and accountants' fees and expenses, that result from or arise out of (i) the breach or inaccuracy of any of NOVA's representations or warranties in this Agreement; or (ii) the breach of any of NOVA's covenants or agreements in this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 EXPENSES. Except as otherwise specifically provided in this Agreement, each party shall pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including all attorneys' fees, accounting fees and other expenses.

     8.2 NOTICES AND PAYMENTS. Except as otherwise specified herein, all notices, demands and other communications hereunder shall be in writing and shall be delivered (i) in person, or (ii) by United States mail, certified or registered, with return receipt requested, or (iii) by national overnight courier service, as follows:

          If to the Bank or Parent: Umpqua Holdings Corporation
                                    200 S.W. Market St., Suite 1900
                                    Portland, Oregon 97201
                                    Attention: Daniel A. Sullivan
                                               Executive Vice President,
                                               Chief Financial Officer

          with a copy to:           Umpqua Bank Legal Department
          (which shall not          P.O. Box 1560
          constitute notice)        Eugene, Oregon 97440
                                    Attention: Steven L. Philpott, Esq.
                                               Executive Vice President,
                                               General Counsel

          If to NOVA:               NOVA Information Systems, Inc.
                                    One Concourse Parkway, Suite 300
                                    Atlanta, Georgia 30328
                                    Attention: Cherie M. Fuzzell, Esq.
                                               Executive Vice President
                                               and General Counsel

          with a copy to:           NOVA Information Systems, Inc.
          (which shall not          One Concourse Parkway, Suite 300
          constitute notice)        Atlanta, Georgia 30328
                                    Attention: Edward M. O'Hare
                                               Senior Vice President

          with a copy to:           McKenna Long & Aldridge LLP
          (which shall not          SunTrust Plaza, Suite 5300
          constitute notice)        303 Peachtree Street, N.E.
                                    Atlanta, Georgia 30308
                                    Attention: Marc C. D'Annunzio, Esq.

The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this
Section 8.2. Any notice, demand or other communication given pursuant to the provisions of this Section 8.2 shall be deemed to have been given on the date actually delivered against proof of receipt therefor.

     8.3 THIRD-PARTY BENEFICIARIES. The parties to this Agreement do not intend this Agreement to benefit or create any right or cause of action in or on behalf of any person other than Parent, the Bank, NOVA and Member.

     8.4 INDEPENDENT CONTRACTORS. Nothing contained in this Agreement shall be construed as creating or constituting a partnership, joint venture or agency between the parties to this Agreement. Rather, the parties shall be deemed independent contractors with respect to each other for all purposes.

     8.5 SUCCESSORS AND ASSIGNS. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party without the prior written consent of the other party; provided, however, that such consent shall not be required (a) for the assignment by any party of its rights and privileges hereunder to a person or entity controlling, controlled by or under common control with such party (it being understood that no such assignment shall relieve the assigning party of its duties or obligations hereunder), or (b) for the assignment and delegation by any party of its rights, privileges, duties and obligations hereunder to any person into or with which the assigning party shall merge or consolidate or to which the assigning party shall sell all or substantially all of its assets, provided that upon request of the non-assigning party the assignee shall formally agree in writing to assume all the rights and obligations of the assigning party created hereby.

     8.6 AMENDMENTS AND WAIVERS. This Agreement, any of the instruments referred to herein and any of the provisions hereof or thereof shall not be amended, modified or waived in any fashion except by an instrument in writing signed by the parties hereto. The waiver by a party of any breach of this Agreement by another party shall not operate or be construed as the waiver of the same or another breach on a subsequent occasion, nor shall any delay in exercising any right, power or privilege hereunder constitute a waiver thereof.

     8.7 SEVERABILITY OF PROVISIONS. If any provision of this Agreement, or the application of any such provision to any person or circumstance, is invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected by such invalidity or unenforceability.

     8.8 COUNTERPARTS; DELIVERY. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. The parties acknowledge that delivery of executed counterparts of this Agreement may be effected by a facsimile transmission or other comparable means, with an original document to be delivered promptly thereafter via overnight courier.

     8.9 GOVERNING LAW. This Agreement is made and entered into under the laws of the State of Georgia, and the laws of that State applicable to agreements made and to be performed entirely thereunder (without giving effect to the principles of conflicts of laws thereof) shall govern the validity and interpretation hereof and the performance by the parties hereto of their respective duties and obligations hereunder.

     8.10 SECTION HEADINGS. The headings of Sections contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

     8.11 ENTIRE AGREEMENT. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those expressed herein and in the Purchase Agreement. This Agreement, the Purchase Agreement, the Non-Competition Agreement and the other written instruments specifically referred to herein and therein, embody the entire understanding of the parties and supersede in their entirety all prior communication, correspondence, and instruments, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.

     8.12 PUBLICITY. The timing and content of any and all public statements, announcements or other publicity concerning the transactions contemplated herein shall be mutually agreed upon by Parent and NOVA, which agreement shall not be unreasonably withheld.

     8.13 DISPUTE RESOLUTION. With the exception of an action to enforce the covenants of Sections 2.4 and 2.8 and Article III hereof, which may be brought in any court of competent jurisdiction, any controversy, dispute or claim arising out of, or in connection with, this Agreement must be settled by final and binding arbitration to be held in Atlanta, Georgia in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA") as may be amended from time to time (the "AAA Rules"). Judgment upon an award rendered by the arbitrators may be entered in any court:
(i) having jurisdiction thereof, (ii) having jurisdiction over the party against whom enforcement thereof is sought, or (iii) having jurisdiction over any such party's assets. The award shall be rendered by a panel of three (3) arbitrators, who shall be selected in accordance with the AAA Rules.

     8.14 FORCE MAJEURE. Notwithstanding any provision to the contrary contained herein, no party hereto shall have any liability to any other party hereto for any failure or deficiency in performance of obligations hereunder occurring by reason of force majeure, meaning factors reasonably beyond the control of the party obligated to perform, including war, conditions or events of nature, civil disturbances, work stoppages, failures of telephone lines and equipment, power failures or fires.

     8.15 SURVIVAL. The provisions of Sections 2.4, 2.8, and Articles VII and VIII shall survive the termination of this Agreement.

                            (Signatures on next page)

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Marketing and Sales Alliance Agreement as of the date first written above.

                                        "BANK":

                                        UMPQUA BANK


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        "PARENT":

                                        UMPQUA HOLDINGS CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        "NOVA":

                                        NOVA INFORMATION SYSTEMS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                BILL OF SALE AND
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     FOR VALUE RECEIVED, the receipt, sufficiency and adequacy of which hereby are acknowledged, UMPQUA BANK, an Oregon state-chartered bank (the "Bank"), hereby does sell, transfer, assign, bargain, convey, deliver, abandon, and set over unto NOVA INFORMATION SYSTEMS, INC., a Georgia corporation ("NOVA"), and its successors and assigns, all of the Bank's right, title, and interest in and to all properties, assets, and rights identified as the "Assets Sold" in Section
1.1 of the Merchant Asset Purchase Agreement dated December 21, 2004, by and among the Bank, Umpqua Holdings Corporation, and NOVA (the "Merchant Asset Purchase Agreement"). The Merchant Asset Purchase Agreement is incorporated herein by this reference.

     The Bank, for itself and its successors, successors-in-title, and assigns, fully represents, warrants and agrees that: it is the true, lawful, and sole owner of the Assets Sold that are sold transferred, assigned, bargained, conveyed, delivered, abandoned, and set over; it has the full, complete, and lawful right, power, and authority to execute this Bill of Sale and Assignment and Assumption Agreement and to so sell, transfer, assign, bargain, convey, deliver, abandon and set over the Assets Sold; the rights, title and interests in the Assets Sold hereby sold, transferred, assigned, bargained, conveyed, delivered, abandoned and set over constitute good and marketable title to the Assets Sold, free and clear of all security interests, security deeds, liens, restrictions, encumbrances, leases, easements, and claims or rights of third parties of every kind and nature whatsoever; and no other person, firm, corporation or entity of any kind has any claim to or interest in the Assets Sold.

     From time to time and at all times hereafter, upon the reasonable request of NOVA, the Bank will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be reasonably required by NOVA in order to more effectively carry out the purposes and intents evidenced by this Bill of Sale and Assignment and Assumption Agreement and to transfer the Assets Sold to NOVA.

     In furtherance of Section 1.2 of the Merchant Asset Purchase Agreement, NOVA hereby assumes and agrees to pay and discharge all liabilities and obligations which are identified and defined as "Assumed Liabilities" in Section
12.1 of the Merchant Asset Purchase Agreement.

     This Bill of Sale and Assignment and Assumption Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                         (Signatures on following page)

     The undersigned parties have caused this Bill of Sale and Assignment and Assumption Agreement to be executed by their duly authorized officers as of the 21st day of December, 2004.

                                        "BANK":

                                        UMPQUA BANK


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        "NOVA":

                                        NOVA INFORMATION SYSTEMS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                            NON-COMPETITION AGREEMENT

     THIS NON-COMPETITION AGREEMENT (this "Agreement") is made and entered into as of this 21st day of December, 2004 by and among UMPQUA BANK, an Oregon state-chartered bank (the "Bank"), UMPQUA HOLDINGS CORPORATION, an Oregon corporation and the sole shareholder of the Bank ("Parent"), and NOVA INFORMATION SYSTEMS, INC., a Georgia corporation ("NOVA").

                             BACKGROUND AND PURPOSE

     A. The Bank and NOVA are in the business of providing point-of-sale-based credit card, debit card, and other card-based transaction processing services and electronic payment and settlement services (including the sale or lease of products and services related thereto) to merchants, financial institutions (including associate banks), independent sales organizations, and other similar customers (the "Business"), and the Bank is a party to certain "Merchant Agreements" in connection with the Business.

     B. The Bank desires to sell to NOVA, and NOVA desires to purchase from the Bank, all of the Bank's assets relating to the Bank's Business, including but not limited to Merchant Agreements, pursuant to the Merchant Asset Purchase Agreement among NOVA, Parent and the Bank of even date herewith (the "Purchase Agreement"), and in connection with the Purchase Agreement, NOVA would assume certain obligations of the Bank.

     C. In connection with and as a fundamental part of the Purchase Agreement, the Bank, Parent and NOVA would enter into the Marketing and Sales Alliance Agreement of even date herewith (the "Marketing Agreement").

     D. NOVA engages in the Business in the United States of America, and NOVA and its assigns will continue to develop and expand its Business throughout the United States of America.

     E. As a condition precedent to the entering into of the Purchase Agreement and the Marketing Agreement, and in order to protect the goodwill and other value of the Assets Sold (as defined in the Purchase Agreement) and to protect the legitimate business interests of NOVA, NOVA has required the Bank and Parent to enter into this Agreement.

                                  THE AGREEMENT

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 CERTAIN DEFINED TERMS. The following capitalized terms shall have the following meanings for purposes of this Agreement:

     "AGENT BANK" shall have the meaning given to it in the Purchase Agreement.

     "ISO" shall have the meaning given to it in the Purchase Agreement.

     "MERCHANT" shall have the meaning given to it in the Purchase Agreement.

     "MERCHANT SERVICES" shall have the meaning given to it in the Marketing Agreement.

     "PERSON" means any of a natural person, corporation, partnership, firm, association, limited liability company, trust, estate or other entity of any kind.

     "REFERRED MERCHANT" shall have the meaning given to it in the Marketing Agreement.

                                   ARTICLE II

                        NON-SOLICITATION; NON-COMPETITION

     2.1 NON-SOLICITATION. Each of the Bank and Parent covenants and agrees that, during the term of this Agreement (including any extensions or renewals hereof) and for two (2) years immediately thereafter, neither the Bank nor Parent, nor any of their respective affiliates or subsidiaries, shall, directly or indirectly, whether individually, in partnership, jointly, or in conjunction with, or on behalf of, any Person, solicit or contact any Merchant, Agent Bank, ISO or Referred Merchant, for the purpose, directly or indirectly, of providing or receiving Merchant Services anywhere in the United States.

     2.2 NON-COMPETITION. Each of the Bank and Parent covenants and agrees that, during the term of this Agreement (including any extensions or renewals hereof), subject to earlier termination as provided in Section 3.1 below, except to the extent expressly permitted by Article III of the Marketing Agreement, neither the Bank nor Parent, nor any of their respective affiliates or subsidiaries, shall directly or indirectly, whether individually, in partnership, jointly, or in conjunction with, or on behalf of, any Person:

          (a) engage or participate, directly or indirectly, in the Business in the United States, except for the benefit of NOVA as specifically provided in, and in strict compliance with the terms of, the Marketing Agreement; or

          (b) provide Merchant Services in the United States to any person or entity, or facilitate, refer, solicit, or otherwise participate or engage in the provision of Merchant Services in the United States to any person or entity, directly or indirectly, except for the benefit of NOVA as specifically provided in, and in strict compliance with the terms of, the Marketing Agreement.

     2.3 NO BRANDING OR USE OF NAME OR MARKS. Except for the benefit of NOVA as specifically provided in, and in compliance with terms of, the Marketing Agreement, and without limiting the generality of the covenants set forth in
Section 2.1 and 2.2 hereof, the Bank and Parent covenant and agree that no Person shall use or be allowed to use any of the Bank's trade names, trademarks, or service marks, or otherwise publicize in any manner any affiliation with, or sponsorship or endorsement by, Bank or any of its affiliates, in connection with the Business.

     2.4 ACKNOWLEDGMENTS. Each of Parent and the Bank acknowledges and agrees that the restrictions set forth in Sections 2.1, 2.2 and 2.3 hereof are reasonable and necessary to protect the legitimate business interests of NOVA, and are reasonable and necessary to protect the goodwill and other value of the Assets Sold (as defined in the Purchase Agreement), the Business of NOVA, and the benefits bargained for by NOVA under the Purchase Agreement and the Marketing Agreement. Each of Parent and the Bank further acknowledges and agrees that the restrictions set forth in Sections 2.1, 2.2 and 2.3 hereof are narrowly drawn, are fair and reasonable in time and territory, and place no greater restraint upon Parent and the Bank than is reasonably necessary to secure the goodwill and other value of the Assets Sold, the Business of NOVA, and the benefits bargained for by NOVA under the Purchase Agreement and the Marketing Agreement.

     2.5 REMEDIES. Each of the Bank and Parent acknowledges that a breach of the restrictions contained in Sections 2.1, 2.2 or 2.3 hereof will cause irreparable damage to NOVA, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, each of the Bank and Parent agrees that if it breaches the restrictions contained in Sections 2.1, 2.2 or 2.3 hereof, then NOVA shall be entitled to equitable relief, including but not limited to, injunctive relief, without posting bond or other security unless otherwise required by applicable law, as well as money damages insofar as they can be determined.

                                   ARTICLE III

                              TERM AND TERMINATION

     3.1 TERM OF AGREEMENT. The parties agree that the term of this Agreement shall extend for an initial term of seven (7) years from the date hereof (the "Initial Term"); provided, however, that the parties hereto acknowledge and agree that the provisions of Section 2.2 hereof shall remain in full force and effect only so long as the Marketing Agreement is in effect and that, upon the effective date of the termination or expiration of the Marketing Agreement, the provisions of Section 2.2 hereof shall be of no further force or effect.

     3.2 AUTOMATIC EXTENSION. In the event the Marketing Agreement is extended, renewed or otherwise in effect for a period extending beyond the Initial Term of this Agreement, this Agreement shall remain in full force and effect until such time thereafter as the Marketing Agreement is terminated.

                                   ARTICLE IV

                                  MISCELLANEOUS

     4.1 NOTICES. Except as otherwise specified herein, all notices, demands and other communications hereunder shall be in writing and shall be delivered (i) in person, or (ii) by United States mail, certified or registered, with return receipt requested, or (iii) by national overnight courier service, as follows:

          If to the Bank or Parent: Umpqua Holdings Corporation
                                    200 S.W. Market St., Suite 1900
                                    Portland, Oregon 97201
                                    Attention: Daniel A. Sullivan
                                               Executive Vice President,
                                               Chief Financial Officer

          with a copy to:           Umpqua Bank Legal Department
          (which shall not          P.O. Box 1560
          constitute notice)        Eugene, Oregon 97440
                                    Attention: Steven L. Philpott, Esq.
                                               Executive Vice President,
                                               General Counsel

          If to NOVA:               NOVA Information Systems, Inc.
                                    One Concourse Parkway, Suite 300
                                    Atlanta, Georgia 30328
                                    Attention: Cherie M. Fuzzell, Esq.
                                               Executive Vice President and
                                               General Counsel

          with a copy to:           NOVA Information Systems, Inc.
          (which shall not          One Concourse Parkway, Suite 300
          constitute notice)        Atlanta, Georgia 30328
                                    Attention: Edward M. O'Hare
                                               Senior Vice President

          with a copy to:           McKenna Long & Aldridge LLP
          (which shall not          SunTrust Plaza, Suite 5300
          constitute notice)        303 Peachtree Street, N.E.
                                    Atlanta, Georgia 30308
                                    Attention: Marc C. D'Annunzio, Esq.

The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this
Section 4.1. Any notice, demand or other communication given pursuant to the provisions of this Section 4.1 shall be deemed to have been given on the date actually delivered against proof of receipt therefor.

     4.2 THIRD-PARTY BENEFICIARIES. The parties to this Agreement do not intend this Agreement to benefit or create any right or cause of action in or on behalf of any person other than Parent, the Bank, and NOVA.

     4.3 SUCCESSORS AND ASSIGNS. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party without the prior written consent of the other party; provided, however, that such consent shall not be required (a) for the assignment by any party of its rights and privileges hereunder to a person or entity controlling, controlled by or under common control with such party (it being understood that no such assignment shall relieve the assigning party of its duties or obligations hereunder), or (b) for the assignment and delegation by any party of its rights, privileges, duties and obligations hereunder to any person into or with which the assigning party shall merge or consolidate or to which the assigning party shall sell all or substantially all of its assets, provided that upon the request of the non-assigning party the assignee shall formally agree in writing to assume all the rights and obligations of the assigning party created hereby.

     4.4 AMENDMENTS AND WAIVERS. This Agreement, any of the instruments referred to herein and any of the provisions hereof or thereof shall not be amended, modified or waived in any fashion except by an instrument in writing signed by the parties hereto. The waiver by a party of any breach of this Agreement by another party shall not operate or be construed as the waiver of the same or another breach on a subsequent occasion, nor shall any delay in exercising any right, power or privilege hereunder constitute a waiver thereof.

     4.5 SEVERABILITY OF PROVISIONS. If any provision of this Agreement, or the application of any such provision to any person or circumstance, is invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected by such invalidity or unenforceability, and the parties hereto expressly authorize any court of competent jurisdiction to modify any such provision in order that such provision shall be enforced by such court to the fullest extent permitted by applicable law.

     4.6 COUNTERPARTS; DELIVERY. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. The parties acknowledge that delivery of executed counterparts of this Agreement may be effected by a facsimile transmission or other comparable means, with an original document to be delivered promptly thereafter via overnight courier.

     4.7 GOVERNING LAW. This Agreement is made and entered into under the laws of the State of Georgia and the laws of that State applicable to agreements made and to be performed entirely thereunder (without giving effect to the principles of conflicts of laws thereof) shall govern the validity and interpretation hereof and the performance by the parties hereto of their respective duties and obligations.

     4.8 SECTION HEADINGS. The headings of Sections contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

     4.9 ENTIRE AGREEMENT. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressed and expressed in the Purchase Agreement and the Marketing Agreement. This Agreement, the Purchase Agreement the Marketing Agreement, and the other written instruments specifically referred to herein and therein, embody the entire understanding of the parties and supersede in their entirety all prior communication, correspondence, and instruments, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.

     4.10 PUBLICITY. The timing and content of any and all public statements, announcements or other publicity concerning the transactions contemplated herein shall be mutually agreed upon by Parent and NOVA, which agreement shall not be unreasonably withheld.

     4.11 DISPUTE RESOLUTION. With the exception of an action by NOVA to enforce the covenants of Article II hereof, which may be brought in any court of competent jurisdiction, any controversy, dispute or claim arising out of, or in connection with, this Agreement must be settled by final and binding arbitration to be held in Atlanta, Georgia in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA") as may be amended from time to time (the "AAA Rules"). Judgment upon an award rendered by the arbitrators may be entered in any court: (i) having jurisdiction thereof,
(ii) having jurisdiction over the party against whom enforcement thereof is sought, or (iii) having jurisdiction over any such party's assets. The award shall be rendered by a panel of three (3) arbitrators, who shall be selected in accordance with the AAA Rules.

     4.12 SURVIVAL. The provisions of Sections 2.1 and 2.4 and Article IV shall survive the termination or expiration of this Agreement.

                         (Signatures begin on next page)

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Non-Competition Agreement as of the date first written above.

                                        "BANK":

                                        UMPQUA BANK


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        "PARENT":

                                        UMPQUA HOLDINGS CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        "NOVA":

                                        NOVA INFORMATION SYSTEMS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------